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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-149798

P R O S P E C T U S    S U P P L E M E N T
(To prospectus dated April 1, 2008)

$55,000,000

Globalstar, Inc.
8.00% Convertible Senior Unsecured Notes
Warrants to Purchase 15,277,771 Shares of Common Stock

The Offering:

          We are offering up to $55,000,000 aggregate principal amount of our 8.00% Convertible Senior Unsecured Notes (the "notes") and warrants to purchase 15,277,771 shares of our common stock, par value $0.0001 per share, to certain investors.

          We will pay interest on the notes on June 15 and December 15 of each year, beginning on December 15, 2009. Interest on the notes will not be payable in cash. Instead, we will pay interest on the notes in additional notes or, subject to certain restrictions described in this prospectus supplement, in shares of our common stock at the option of the holder.

          The notes will mature on the earlier of (i) June 15, 2019 and (ii) six months after the maturity of our senior credit facility. There is no sinking fund for the notes.

          The notes will be subordinated to all of our obligations under our senior credit facility. The notes will be our senior unsecured obligations, and, except as described as the preceding sentence, will rank equally in right of payment with all of our existing and future obligations that are unsecured and unsubordinated. The notes will be effectively subordinated to all of our existing and future secured debt and to the indebtedness and other liabilities of our subsidiaries.

          Purchasers of the notes will receive warrants to purchase 277.8 shares of common stock at an exercise price of $1.80 per share for each $1,000 in principal amount notes that they purchase in this offering. The exercise price of the warrants is subject to adjustment under certain circumstances, and the warrants have full-ratchet anti-dilution protection.

Convertibility of Notes:

          Holders may convert their notes at their option at any time before the close of business on the business day immediately preceding the maturity date of the notes. Upon conversion of notes, holders will receive a number of shares of our common stock determined in the manner described in this prospectus supplement.

          If at any time the closing price of our common stock exceeds 200% of the conversion price then in effect for 30 consecutive trading days, all of the outstanding notes will be converted automatically into shares of our common stock. Upon an automatic conversion of the notes, holders will receive a number of shares of our common stock determined in the manner described in this prospectus supplement.

          The initial base conversion rate is 555.6 shares of our common stock per $1,000 principal amount of the notes, equivalent to an initial base conversion price of approximately $1.80 per share, subject to the limitations described in this prospectus supplement. If, on the 15 month anniversary of the original issuance of the notes, the 15-day volume-weighted average closing price of our common stock is less than the base conversion price then in effect, the base conversion rate will be adjusted so that the base conversion price is equal to the 15-day volume-weighted average closing price at that time. In addition, the base conversion rate will be adjusted if we make certain dividends and distributions on our common stock or engage in certain other dilutive transactions.

          Upon certain optional and automatic conversions of the notes, we will pay, to the extent described in this prospectus supplement, a make-whole premium by increasing the number of shares delivered upon conversion of the notes.

Redemption of Notes:

          We will redeem for cash all of the notes on their maturity date at a price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Purchase of Notes by Us at the Option of the Holder:

          Upon the occurrence of a fundamental change, holders may require us to purchase for cash all or any portion of their notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date, plus a make-whole premium calculated in the manner described in the indenture.

          We do not intend to apply for listing of the notes or warrants on any national securities exchange or for the inclusion of the notes or warrants on any automatic quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "GSAT." On June 15, 2009, the closing sale price of our common stock on The NASDAQ Global Select Market was $1.68 per share.

          We are offering these securities on a best efforts basis to institutional investors and to certain of our existing investors. Lazard Capital Markets LLC acted as the sole placement agent on this transaction. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement.

          Investing in our securities involves significant risks that are described in the "Risk Factors" section beginning on page S-15 of this prospectus supplement and page 8 of the accompanying prospectus.

	Per Note	Total

Public offering price	100%	$55,000,000

Placement agent's fee	7%	$3,850,000

Proceeds, before expenses, to us	3%	$51,150,000

          The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about June 19, 2009.

          We estimate the total expenses of this offering, excluding the placement agent's fees, will be approximately $150,000. Pursuant to an escrow agreement among us, the placement agent and an escrow agent, some or all of the funds received in payment for the securities sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agent notify the escrow agent that this offering has closed, indicating the date on which the notes and warrants are to be delivered to the investors and the proceeds are to be delivered to us.

Lazard Capital Markets

The date of this prospectus supplement is June 16, 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled "Where You Can Find Additional Information." We have not, and the placement agent has not, authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer of the securities in any state where the offer is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the notes and warrants to purchase common stock and the distribution of this prospectus outside the United States. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

 SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        Certain statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, our filings with the SEC and our public releases, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated capital spending (including for future satellite procurements and launches), our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, and other statements contained in this report regarding matters that are not historical facts, involve predictions. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled "Risk Factors" included in this prospectus supplement and the accompanying prospectus and elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our subsequent SEC filings and those factors summarized below.

        Although we believe that the forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. The following listing represents some, but not necessarily all, of the factors that may cause actual results to differ from those anticipated or predicted:

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  our ability to complete the remaining documentation and satisfy the closing conditions of the COFACE credit facility;

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  our ability to maintain our customer base for two-way communications service and reduce erosion of retail average revenue per unit, or ARPU, until the launch of our second-generation satellite constellation and thereafter;

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  our ability to generate increased revenues from our one-way data communications services, including our one-way data communication, or Simplex, and our new SPOT™ satellite messenger products and services;

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  the level and type of demand for our products and services, including the extent to which changes in demand and our competitive position, as a result of the degradation of our satellites' ability to maintain two-way communications service or otherwise, may result in changes to our future products and services and in pricing pressure in the markets in which we compete;

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  problems with respect to the construction, launch or in-orbit performance of our existing and future satellites, including possible future losses on the launch of satellites that are not fully covered by insurance, with the performance of the ground-based facilities operated by us or by the independent gateway operators, or with the performance of our system as a whole;

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  competition and our competitiveness vis-à-vis other providers of satellite and ground-based products and services;

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  the pace and effects of industry consolidation;

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  the continued availability of launch insurance on commercially reasonable terms, and the effects of any insurance exclusions;

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  changes in technology;

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  changes in our business strategy or development plans;

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  our ability to attract and retain qualified personnel;

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  worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis;

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  control by our controlling stockholder; and

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  legal, regulatory and tax developments, including changes in domestic and international government regulation.

        New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights relevant information about us and this offering contained elsewhere in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference and may not contain all of the information that you should consider before investing in the shares of our common stock. For a more complete understanding of this offering, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements incorporated by reference in this prospectus supplement and the matters discussed under "Risk Factors" in this prospectus supplement and the accompanying prospectus.

        The closing of this offering is a condition precedent to the closing of our new senior secured credit facility. A description of the material terms of this credit facility is included in this prospectus supplement under "—Recent Developments—COFACE Credit Facility." Except in circumstances where the context indicates otherwise, we have described our business below assuming that the COFACE credit facility is in place and has been funded.

        In this prospectus supplement, the "Company," "we," "our" and "us" refer to Globalstar, Inc. and its consolidated subsidiaries, unless otherwise indicated. References to "Globalstar" are to Globalstar, Inc. and not to any of its subsidiaries.

 Our Company and Business

        We are a leading provider of mobile voice and data communications services via satellite. By providing wireless services in areas not served or underserved by terrestrial wireless and wireline networks, we seek to address our customers' increasing desire for connectivity. Using, at any given time, approximately 48 in-orbit satellites and 26 ground stations, which we refer to as gateways, we offer voice and data communications services in over 120 countries. Unaffiliated companies, which we refer to as independent gateway operators and which purchase communications services from us on a wholesale basis for resale to their customers, operate 13 of these gateways.

        We currently provide the following telecommunications services:

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  two-way voice communication between mobile or fixed handsets or user terminals and other mobile and fixed devices;

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  two-way data transmissions (which we call duplex) between mobile and fixed data modems; and

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  one-way data transmissions (which we call Simplex) between a mobile or fixed device that transmits its location or other telemetry information and a central monitoring station.

        We currently have authority to operate a global wireless communications network via satellite over 25.225 MHz of radio spectrum, which is comprised of two blocks of contiguous global radio frequencies. A few countries limit us to less than 25.225 MHz because of conflicting internal frequency assignments. We refer to our licensed radio frequencies as our "spectrum." The FCC also licenses us to use 19.275MHz of our spectrum to provide an ancillary terrestrial component, known as ATC, in the United States in combination with our existing satellite communications service. ATC services enable the integration of a satellite-based service with terrestrial wireless service, resulting in a hybrid network designed to provide customers with advanced service and broad coverage.

        Our services are available only with equipment designed to work on our network. The equipment we offer to our customers consists principally of:

  •
  SPOT™ satellite messenger products;

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  mobile telephones;

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  fixed telephones;

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  telephone accessories, such as car kits and chargers; and

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  data modems.

        At March 31, 2009, we served approximately 356,900 subscribers. We increased our net subscribers by approximately 22% from March 31, 2008 to March 31, 2009. We count "subscribers" based on the number of devices that are subject to agreements which entitle them to use our voice or data communications services rather than the number of persons or entities who own or lease those devices.

        Our satellite constellation was launched in the late 1990s. To supplement our then-existing satellite constellation, we launched eight spare satellites in 2007. We expect these eight satellites to be an integral part of our second-generation constellation. All of our originally launched satellites have experienced various anomalies over time, one of which is a degradation in the performance of the solid-state power amplifiers of the S-band communications antenna subsystem. The S-band antenna provides the downlink from the satellite to a subscriber's phone or data terminal. Degraded performance of an S-band antenna amplifier reduces the availability of two-way voice and data communication between the affected satellite and the subscriber. When the S-band antenna on a satellite ceases to function, two-way communication is impossible over that satellite, but not over the constellation as a whole. Two-way subscriber service continues to be available because some satellites are fully functional, but at certain times in any given location it may take longer to establish calls and the average duration of calls may be reduced.

        This S-band antenna amplifier degradation does not adversely affect our one-way Simplex data transmission services, which use only the L-band uplink from a subscriber's Simplex terminal to our satellites. The satellites transmit the signal back down on our C-band feeder links, which are functioning normally. We have exploited and intend to continue to exploit our ability to provide uninterrupted Simplex services with the introduction of new products and services, including a consumer-oriented, hand-held tracking and emergency messaging device. We began sales of SPOT™ satellite messenger products and services in November 2007.

        We have contracted with Thales Alenia Space to construct our second-generation satellite constellation, with Arianespace to launch the satellites and with Hughes Network Systems and Ericsson for ground station upgrade equipment, software and chips. Details of these arrangements are available in our periodic filings with the Securities and Exchange Commission.

        Our revenue for 2008, 2007 and 2006 was $86.1 million, $98.4 million, and $136.7 million, respectively. Our net income (loss) for 2008, 2007 and 2006 was $(68.0) million, $(27.9) million, and $23.6 million, respectively.

Our Offices

        Our executive offices are located at 461 South Milpitas Boulevard, Milpitas, California 95035, and our telephone number is (408) 933-4000. We maintain a website at www.globalstar.com. Information contained on, or referred to in, our website is not a part of and is not incorporated by reference in this prospectus supplement.

 Recent Developments

  COFACE Credit Facility

        On June 5, 2009, we entered into a $586.3 million senior secured facility agreement with a syndicate of bank lenders, including BNP Paribas, Natixis, Société Générale, Caylon, Crédit Industriel et Commercial as arrangers and BNP Paribas as the security agent and COFACE agent. Ninety-five percent of our obligations under the agreement will be guaranteed by COFACE, the French export credit agency. Upon fulfillment of the conditions described below and funding, the new facility will be composed of:

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  a $563.3 million tranche that will be used to make future payments to and to reimburse us for amounts previously paid to Thales Alenia Space for construction of our second-generation satellites. We will use such reimbursed amounts to (a) make payments to Arianespace for launch services, Hughes Networks Systems LLC for ground network equipment, software and satellite interface chips and Ericsson Federal Inc. for ground system upgrades, (b) provide up to $150 million for our working capital and general corporate purposes and (c) pay a portion of the insurance premium to COFACE; and

  •
  a $23 million tranche that will be used to make payments to Arianespace for launch services and to pay a portion of the insurance premium to COFACE.

In addition to the delivery of standard items, we will not be able to draw on the facility until the following conditions precedent are met:

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  Thermo Funding Company LLC has converted into capital stock of Globalstar all of the outstanding indebtedness owed by Globalstar, which was approximately $180 million at May 31, 2009 under the existing loan agreement between Globalstar and Thermo Funding Company (see "Description of Other Indebtedness—Thermo Credit Facility");

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  At least $45 million has been invested in Globalstar through stock issuances or subordinated loans;

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  Thermo Funding Company has deposited $60 million in cash into a contingent equity account, which can be drawn by Globalstar as additional equity upon specified events; and

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  A debt service reserve account has been funded with approximately $46.8 million in cash and guarantees.

These conditions must be satisfied by August 5, 2009 and there can be no assurance that funding will occur. Thermo Funding Company has agreed in principle to convert the existing debt owed to it by Globalstar into equity and to provide up to $105 million in equity and contingent equity. Thermo Funding Company and certain second-generation suppliers have agreed in principle to fund the debt service reserve account. The terms of these arrangements have not been finalized.

        The facility will mature 96 months after the first repayment date. Scheduled semi-annual principal repayments will begin the earlier of eight months after the launch of the second generation constellation or December 15, 2011. The facility will bear interest at a floating LIBOR rate, capped at 4%, plus 2.07% through December 2012, increasing to 2.25% through December 2017 and 2.40% thereafter. Interest payments will be due on a semi-annual basis.

        The Company's obligations under the facility are guaranteed on a senior secured basis by all of the Company's domestic subsidiaries and are secured by a first priority lien on substantially all of the assets of Globalstar and its domestic subsidiaries (other than their FCC licenses), including patents and trademarks, 100% of the equity of Globalstar's domestic subsidiaries and 65% of the equity of certain foreign subsidiaries.

        The borrowings may be repaid without penalty on the last day of each interest period after the full facility has been borrowed or the earlier of seven months after the launch of the second generation constellation or November 15, 2011, but amounts repaid may not be reborrowed. Loans must be repaid (a) in full upon a change in control or (b) partially (i) if there are excess cash flows on certain dates, (ii) upon certain insurance and condemnation events and (iii) upon certain asset dispositions. The facility agreement includes covenants that (a) require Globalstar to maintain a minimum liquidity amount after the second repayment date, a minimum adjusted consolidated EBITDA, a minimum debt service coverage ratio and a maximum net debt to adjusted consolidated EBITDA ratio and (b) place limitations on the ability of Globalstar and its subsidiaries to incur debt, create liens, dispose of assets, carry out mergers and acquisitions, make loans, investments, distributions or other transfers and capital expenditures or enter into certain transactions with affiliates. The Company is permitted to make payments under the terms of its 5.75% Convertible Senior Notes due 2028.

  Amended and Restated Satellite Construction Contract

        On June 3, 2009, Globalstar and Thales Alenia Space France entered into an amended and restated contract for the construction of the second generation satellites to incorporate prior amendments, acceleration requests and make other non-material changes to the contract entered into in November 2006. The total contract price is approximately €678.9 million (approximately $904.8 million at a weighted average conversion rate of €1.00 = $1.3328 at March 31, 2009) including approximately €146.8 million which was paid by the Company in U.S. dollars at a fixed conversion rate of €1.00 = $1.2940. The contract requires Thales Alenia Space to commence delivery of satellites in the third quarter of 2009, with deliveries continuing until 2013.

THE OFFERING

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled "Description of the Notes." As used in this section of the prospectus supplement and the section of this prospectus supplement entitled "Description of the Notes," references to "the company," "issuer," "GSAT," "us," "we" and "our" refer only to Globalstar, Inc. and do not include any of our current or future subsidiaries.

Notes Offered	$55,000,000 aggregate principal amount of 8.00% Convertible Senior Unsecured Notes (the "notes").
Maturity	The earlier of June 15, 2009 and six months after the maturity of the COFACE credit facility.
Regular Interest	8.00% per annum on the principal amount, payable semi-annually in arrears on June 15 and December 15 each year, beginning December 15, 2009.

Interest on the notes will be payable in the form of additional notes in the aggregate principal amount equal to the amount of interest due on the applicable interest payment date ("additional notes") or, at the option of the holder, a number of shares of common stock equal to the aggregate amount of interest payable on the interest payment date divided by 95.00% of the volume-weighted average closing price of our common stock for the ten trading days immediately preceding the interest payment date (the "PIK interest shares").

Interest may not be paid in PIK interest shares at any time that the volume-weighted average closing price of our common stock for the ten trading days immediately preceding the applicable interest payment date is less than $0.25 per share.
Additional Interest
At any time that an event of default (other than an event of default arising solely from our failure to comply with applicable reporting obligations for which we have to pay special interest) has occurred and is continuing, additional interest shall accrue on the notes at a rate equal to 2.50% per annum of the principal amount of the notes. The additional interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the additional interest began to accrue on the notes.
Special Interest
To the extent elected by us, the sole remedy for an event of default relating solely to the failure to comply with applicable reporting obligations will for the first 45 days after the occurrence of the event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first regular interest payment date following the date on which the special interest began to accrue on any notes.

Conversion Rights	Holders may convert their notes at any time before the close of business on the business day immediately preceding the maturity date.

Upon conversion of notes, the holder will receive, in respect of each $1,000 principal amount of notes surrendered, a number of shares of our common stock equal to the aggregate principal amount of notes surrendered (plus any interest accrued and unpaid thereon) divided by the base conversion price.

Upon conversion of a note, a holder will not receive any cash payment for accrued and unpaid interest; instead, accrued and unpaid interest will be converted into shares of our common stock. As described below, holders that surrender their notes for conversion are also entitled to receive a make-whole premium consisting of additional shares of our common stock.

The base conversion price is a dollar amount equal to $1,000 divided by the base conversion rate then in effect. The base conversion rate will initially be set at 555.6 shares of our common stock per $1,000 principal amount of notes, subject to adjustment, which equates to a base conversion price of $1.80.
See "Description of the Notes—Conversion Rights—Base Conversion Rate Adjustments."
Make-Whole Premium
In addition to the amounts described above, holders that surrender their notes for conversion, including surrender pursuant to an automatic conversion, are entitled to receive a make-whole premium consisting of additional shares of our common stock. The make-whole premium is determined by the following formula:
MW = ((.32 × P)—R) / C
where
MW = number of additional shares of our common stock per $1,000 principal amount of notes surrendered for conversion;
P = the aggregate principal amount of notes converted;
R = the aggregate interest paid on the notes before the applicable conversion date; and
C = 95% of the volume-weighted average closing price of our common stock for the ten trading days immediately preceding the conversion date
Automatic Conversion
If at any time on or before the maturity date, the closing price of our common stock has exceeded 200% of the conversion price then in effect for at least 30 consecutive trading days, then all outstanding notes will, subject to holder compliance with certain procedures, convert automatically into common stock.

Adjustment of Conversion Price	The base conversion rate will be adjusted for certain dividends and other dilutive transactions. No adjustment will be made to the base conversion rate if it causes the base conversion price to be less than $1.00.
Reset of Conversion Price
If, on the fifteen month anniversary of the issuance date, the volume-weighted average closing price for one share of our common stock for the immediately preceding 15 trading days (the "reset day price") is less than the base conversion price then in effect, the base conversion rate shall be adjusted so that the base conversion price is equal to the reset day price.
Limitation on Conversion Prior to Shareholder Approval
The aggregate number of shares of our common stock issued upon conversion of the notes and as PIK interest shares may not exceed 19.9% of either (x) the total number of shares of our common stock outstanding on the date of this prospectus supplement or (y) the total voting power of our securities outstanding on the date of this prospectus supplement that are entitled to vote on a matter being voted on by holders of our common stock unless and until we have obtained shareholder approval. For purposes of this conversion limitation, "shareholder approval" means the approval by our shareholders of the issuance of all shares of our common stock issuable upon conversion of the notes and exercise of the warrants in accordance with the listing rules of The NASDAQ Global Select Market. We have agreed to obtain shareholder approval within 60 days of the date on which the notes are issued. Our majority stockholder has entered into a Voting Agreement to vote in favor of this transaction.
Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change
Upon specified fundamental change events, holders will have the option to require us to purchase for cash all or any portion of their notes at a price equal to 100% of the principal amount of the notes to be purchased plus, subject to certain limitations, the applicable fundamental change make-whole amount, if any, and accrued and unpaid interest.
See "Description of the Notes—Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change."
Subordination
The notes are subordinated to all of our obligations under the $586.3 million COFACE credit facility. The COFACE credit facility will substantially restrict your ability to exercise remedies in respect of the notes, including upon an event of default. In addition, the COFACE credit facility includes covenants that will prevent us from paying cash on the notes (including payments upon maturity of the notes or upon a fundamental change) at any time during the availability period of loans under the facility, which we currently expect will end no later than November 15, 2011 and only under very limited circumstances thereafter.

The notes will be our senior, unsecured obligations and will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries, and accordingly, the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade payables.

The indenture does not limit the amount of additional indebtedness, including secured indebtedness, that we may create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries may create, incur, assume or guarantee. The COFACE credit facility will be guaranteed by our principal domestic subsidiaries and secured by a first lien on our and our domestic subsidiaries' property (subject to limitations on the grant of security interests on FCC licenses under applicable law). The notes, therefore, will be effectively subordinated to the COFACE credit facility, and structurally subordinated to all liabilities of our subsidiaries, including the guarantees that our principal domestic subsidiaries have provided to our secured lenders.
Sinking Fund	None.
Warrants Offered
Subject to certain limitations, including obtaining shareholder approval in accordance with the listing rules of The NASDAQ Global Select Market, holders may exercise the warrants, in whole or in part, at any time during the exercise period. The exercise period begins six months after the date the warrants are originally issued and ends five years after the date the warrants are originally issued.

If at any time during the exercise period the fair market value of our common stock exceeds the exercise price, a holder may elect to effect a cashless exercise of warrants (in whole or in part), in which event we are obligated to issue to the holder a number of shares of our common stock equal to A divided by B, where A is equal to the number of shares with respect to which the warrant is being exercised multiplied by the difference between the fair market value per share of our common stock and the exercise price and B is equal to the exercise price.

The exercise price per share of common stock purchasable upon exercise of the warrants is $1.80 per share of common stock being purchased. The exercise price will be adjusted on a full-ratchet basis if we make dilutive issuances, and the exercise price is subject to appropriate adjustment in the case of stock splits, stock combinations, reclassifications or similar events affecting our common stock.

If, on the fifteen month anniversary of the issuance date, the closing sales price for one share of our common stock is less than the exercise price then in effect, the exercise price shall reset to the trailing 15-day volume-weighted average closing price of one share of our common stock; provided, however, that such reset shall not occur if the reset price would be equal to or greater than the exercise price then in effect.
Use of Proceeds
The net proceeds we receive from the sale of the securities offered pursuant to this prospectus supplement, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $51 million, after deducting the placement agent's fees and estimated offering expenses aggregating approximately $4 million that are payable by us.

We intend to use the entire net proceeds from this offering in connection with the COFACE credit facility and for general corporate purposes. Receipt of the offering proceeds is one of the conditions to the closing of the COFACE credit facility.
DTC Eligibility
The notes will be electronically delivered to the investors by crediting the account of the investor's prime broker with the Depository Trust Company through its Deposit/Withdrawal At Custodian ("DWAC") system, whereby the investor's prime broker shall initiate a DWAC transaction on the closing date using its DTC participant identification number, and released by U.S. Bank, National Association, the trustee of the indenture, at our direction.
Trading	The notes and warrants will not be listed on any securities exchange or quoted through any automated quotation system.
NASDAQ Trading Symbol for Common Stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "GSAT."
Risk Factors
You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus entitled "Risk Factors" as well as other information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before deciding whether to invest in our securities.

RISK FACTORS

        Any investment in our securities involves a high degree of risk. You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, the risks described below before purchasing our notes or warrants or shares of common stock issuable upon conversion of the notes or exercise of the warrants. The risks incorporated by reference in this prospectus supplement or described in the accompanying prospectus or below are the material risks of which we are currently aware; however, they may not be the only risks we face. Additional risks and uncertainties that are not yet identified or that we currently deem immaterial may also materially harm our business, financial condition, results of operations and cash flows. If any of these risks develops into an actual event, it could materially and adversely affect our business, financial condition, results of operations and cash flows, the trading prices of our shares of common stock could decline, and you may lose all or part of your investment in our notes, warrants or common stock.

Risks Related to the Notes and the Offering

The notes are subordinated to our obligations under our COFACE credit facility, and the facility substantially limits your remedies and our ability to pay cash in respect of the notes, including upon a fundamental change and on maturity of the notes.

        The notes are subordinated to the prior payment in full of our obligations under our $586.3 million COFACE credit facility. So long as we have obligations outstanding under the COFACE facility, you will not be able to exercise most of your remedies in respect of the notes, including acceleration of the notes upon an event of default, without the permission of the lenders under the COFACE facility. In addition, the COFACE facility contains covenants that will prevent us from paying cash on the notes (including payments upon maturity of the notes or upon a fundamental change): (i) at any time during the availability period of loans under the facility, which we currently expect will end no later than November 15, 2011; and (ii) only under very limited circumstances thereafter. Consequently, we may not be able to repurchase the notes if a fundamental change occurs, and we may not be able to redeem the notes upon maturity unless we have repaid all of our obligations under the COFACE facility. If the restrictions in the COFACE facility prevent us from making a required payment in respect of the notes, we may seek the consent of our lenders or attempt to refinance our debt, but there can be no assurance that we will be able to do so.

The notes will be effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future liabilities and other indebtedness of our subsidiaries.

        The notes will be our general, unsecured obligations and will effectively rank junior in right of payment to our existing and future secured debt (including, but not limited to, the debt we incur in connection with the COFACE credit facility) to the extent of the value of the assets securing such debt. The notes will rank equally in right of payment with all of our existing and future unsubordinated, unsecured indebtedness and senior in right of payment to any future debt that is subordinated in right of payment to the notes. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured indebtedness will be entitled to be paid in full from our assets that secure their debt before such assets may be used to pay the holders of the notes.

        In addition, the notes will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. As a result, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries and any of our indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization are subject to the prior claims of the subsidiary's creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.

        The COFACE credit facility is guaranteed by our principal domestic subsidiaries and is secured by a first lien on our and our domestic subsidiaries' property (subject to limitations on the grant of security interests on FCC licenses under applicable law). The notes, therefore, will be effectively subordinated to the COFACE credit facility, and structurally subordinated to all liabilities of our subsidiaries, including the guarantees that our principal domestic subsidiaries have provided to our secured lenders and to any secured obligations we may incur, or obligations our subsidiaries may incur, in the future.

The notes are obligations of Globalstar only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

        The notes are obligations exclusively of Globalstar and are not guaranteed by any of our operating subsidiaries. Substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Future issuances of common stock and hedging activities may depress the trading price of our common stock and the notes.

        Any issuance of equity securities after this offering, including any issuance of shares upon conversion of the notes or exercise of the warrants, and including the conversion of the indebtedness under the Thermo credit facility into equity and other arrangements with Thermo in connection with the COFACE credit facility, could dilute the interests of our existing stockholders, including holders who have received shares upon conversion of their notes or exercise of their warrants, and could substantially decrease the trading price of our common stock. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

        The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in Globalstar and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the notes, or any common stock that holders receive upon conversion of the notes.

There are no restrictive covenants in the indenture for the notes relating to our ability to incur future indebtedness or complete other transactions.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We may, therefore, incur additional debt, including secured indebtedness that would be effectively senior to the notes to the extent of the value of the assets securing such debt, or indebtedness at the subsidiary level to which the notes would be structurally subordinated. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt, including the notes offered hereby, or that future working capital, borrowings or equity financing will be available to pay or refinance any such debt.

Fluctuations in the price of our common stock may impact the price of the notes and make them more difficult to resell.

        Because the notes are convertible into shares of our common stock (or, if we settle all or any portion of our conversion obligation in cash and the conversion value that you will receive upon conversion of your notes is based on the price of our common stock), volatility or depressed prices for our common stock could have a similar effect on the trading of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

The make-whole premium that may be payable upon conversion in connection with a fundamental change may not adequately compensate you for the lost option time value of your notes as a result of such transaction.

        In connection with a fundamental change, we may be required to increase the conversion rate for the notes surrendered for conversion. The conversion rate adjustment is designed to compensate you for the lost option time value of your notes as a result of certain fundamental changes; such increases are only an approximation of such lost value and may not adequately compensate you for such loss. In addition, even if a fundamental change occurs, in some cases there may not be a conversion rate adjustment.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a fundamental change under the terms of the notes, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure, or otherwise adversely affect holders of the notes.

        Under the terms of the notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered fundamental change transactions. The term "fundamental change" is limited to certain specified transactions and may not include other events that might harm our financial condition. As a result, we could enter into any of these transactions without being required to make an offer to repurchase the notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or otherwise materially adversely affect the holders of the notes. In addition, if a transaction is not considered a fundamental change under the terms of the notes, holders may not be able to convert their notes or may not be eligible to receive a make-whole premium in connection with a conversion. Accordingly, our obligation to offer to purchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We may not have the ability to purchase the notes when required under the terms of the notes.

        Holders of notes may require us to purchase for cash all or a portion of their notes upon the occurrence of a fundamental change. We cannot assure you that we will have sufficient financial resources to pay the purchase price of the notes on any date that we would be required to do so under the terms of the notes. If we do not have sufficient financial resources, we may have to raise funds through debt or equity financing. Our ability to raise this financing will depend on prevailing market conditions. Further, we may not be able to raise this financing within the period required to satisfy our obligation to make timely payment under the terms of the notes.

        The source of funds for any purchase of notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. Sufficient funds may not be available at such time to make any required repurchases of notes tendered.

An active trading market for the notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the notes.

        The notes are a new issue of securities for which there is currently no public market, and no active trading market may ever develop. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be adversely affected. If the notes are traded after their initial issuance, they may trade at a discount from the initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of shares of our common stock, our performance and other factors.

        We have no plans to list the notes on a securities exchange.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold notes, you will not be entitled to any rights with respect to our common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of our common stock to you upon conversion of your notes, as PIK interest shares and, in limited cases, under the base conversion rate adjustments applicable to the notes. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before the date on which you become the record holder of any shares of our common stock issued upon conversion of the notes, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The base conversion rate may not be adjusted for all dilutive events that may occur.

        The base conversion rate is subject to adjustment for certain dividends and other dilutive transactions as described under "Description of the Notes—Conversion Rights—Base Conversion Rate Adjustments." The base conversion rate will not be adjusted for other events, such as an issuance of common stock for cash or a third party tender offer (including third party cash tender offers), that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the base conversion rate, will not occur.

The issuance of common stock, if any, upon conversion of the notes, exercise of the warrants or as PIK interest shares will dilute the ownership interest of existing stockholders.

        If we are required to or elect to issue common stock upon conversion of the notes, exercise of the warrants or as PIK interest shares, the issuance will dilute the ownership interests of existing stockholders. Any sales in the public market of newly issued common stock could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

Provisions of the notes could discourage an acquisition of us by a third party.

        Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all or any portion of their notes for cash at a price equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. In addition, pursuant to the terms of the notes, we may not enter into certain mergers unless, among other things, the surviving entity assumes all of our obligations under the notes and the indenture relating to the notes.

Our certificate of incorporation and bylaw provisions, and several other factors, could limit another party's ability to acquire us and could deprive you of the opportunity to obtain a make-whole premium for your shares of our common stock.

        Provisions in our certificate of incorporation, bylaws, Delaware law and the COFACE credit facility may make it difficult for another company to acquire us and for you to receive any related make-whole premium for our common stock. See "—Risks Related to the Common Stock—Provisions in our charter documents and credit agreement and provisions of Delaware law may discourage takeovers, which could affect the rights of holders of our common stock," "Description of Capital Stock—Preferred Stock" and "—Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws and of Delaware General Corporation Law" in the accompanying prospectus.

Adjustments to the conversion rate could give rise to constructive dividends.

        The base conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the base conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the base conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you.

        You are urged to consult your tax advisors as to the federal, state, local or other tax consequences of acquiring, owning, and disposing of the notes.

Failure to comply with covenants in our existing or future financing agreements could result in cross defaults under some of our financing agreements, which cross defaults could jeopardize our ability to satisfy our obligations under the notes.

        Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants, financial tests and ratios required by the instruments governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross default provisions, including the indenture governing the notes. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We may also amend the provisions and limitations of our credit facilities from time to time without the consent of the holders of the notes.

USE OF PROCEEDS

        We estimate the net proceeds we receive from the sale of the securities offered pursuant to this prospectus, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $51 million, after deducting the placement agent's fee and estimated offering expenses aggregating approximately $4 million that are payable by us.

        We intend to use the entire net proceeds from this offering in connection with the COFACE credit facility and for general corporate purposes. Receipt of the offering proceeds is one of the conditions to the closing of the COFACE credit facility.

        Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds from this offering in short-term, interest bearing marketable securities until they are required for the purpose described above.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock has been quoted on The NASDAQ Global Select Market under the symbol "GSAT" since November 2, 2006. Before that time, there was no public market for our stock. The following table sets forth the closing high and low prices of the common stock as reported by The NASDAQ Global Select Market for the period indicated:

	High	Low
2006
Fourth Quarter	$17.52	$12.80
2007
First Quarter	$14.68	$9.75
Second Quarter	$11.20	$9.05
Third Quarter	$12.10	$7.33
Fourth Quarter	$9.84	$6.39
2008
First Quarter	$9.05	$6.50
Second Quarter	$7.59	$2.79
Third Quarter	$3.15	$1.55
Fourth Quarter	$1.75	$0.15
2009
First Quarter	$0.46	$0.20
Second Quarter (through June 15, 2009)	$1.74	$0.40

        As of June 15, 2009, there were 284 holders of record of our common stock. On June 15, 2009, the last sale price for our common stock reported on The NASDAQ Global Select Market was $1.68 per share.

        We have not declared or paid dividends on our common stock in the past, and we do not currently anticipate doing so in the future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and any other factors our board of directors may deem relevant. The COFACE credit facility prohibits the payment of cash dividends on our common stock.

 RATIO OF EARNINGS TO FIXED CHARGES

Computation of Ratio of Earnings to Fixed Charges
(dollars in thousands, except ratio)

	Year Ended December 31,					Quarter Ended March 31, 2009
	2004	2005	2006	2007	2008	2009
Earnings:
Income (loss) from continuing operations	$370	$18,719	$23,623	$(27,925)	$(68,012)	$(21,258)
Fixed charges	1,592	419	1,611	9,359	37,260	6,648
Income tax expense (benefit)	(4,314)	2,502	(14,071)	2,864	480	30
Loss (income) in equity investee	—	—	—	—	176	73
Less: capitalized interest	—	—	(884)	(196)	(30,341)	(6,268)

Total earnings	$(2,352)	$21,640	$10,279	$(15,898)	$(60,437)	$(21,275)

Fixed Charges:
Interest expense	$1,382	$269	$587	$9,023	$6,779	$240
Estimated interest component of rental expense(1)	210	150	140	140	140	140
Capitalized interest	—	—	884	196	30,341	6,268

Total fixed charges	$1,592	$419	$1,611	$9,359	$37,260	$6,648

Ratio of Earnings to Fixed Charges	*	51.65x	6.38x	*	*	*

*
For these periods, earnings were inadequate to cover fixed charges. The excess of fixed charges over earnings for those years was as follows: $3.9 million for the year ended December 31, 2004; $25.3 million for the year ended December 31, 2007; $97.9 million for the year ended December 31, 2008; and $28.0 million for the quarter ended March 31, 2009.

(1)
Represents our estimate of the interest component of operation lease rental expense.

DESCRIPTION OF THE NOTES

        We will issue 8.00% Convertible Senior Unsecured Notes (the "notes") under an indenture dated April 15, 2008 and a second supplemental indenture dated June 19, 2009, which together we refer to as the "indenture," between us and U.S. Bank, National Association, as trustee (the "trustee"). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As further described below and in "Risk Factors," the notes will be effectively subordinated to our existing and future indebtedness and structurally subordinated to existing and future liabilities of our subsidiaries. Our various lenders and debt holders have entered into an intercreditor agreement governing their rights, priorities and interests.

        You may request from us a copy of the indenture, the form of note and the intercreditor agreement.

        The following description of the notes should be read in conjunction with the section titled "Description of Debt Securities" in the accompanying prospectus. If any provision in this description conflicts with the description in the accompanying prospectus, this description governs. The following description is only a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        As used in this "Description of the Notes," the words "the company," "we," "us," "our," "Globalstar," and "GSAT" refer only to Globalstar, Inc. and do not include any of our current or future subsidiaries. As used in this "Description of the Notes," all references to our common stock are to the common stock, par value $0.0001 per share, of Globalstar, Inc. See "Description of Capital Stock" in the accompanying prospectus.

        For purposes of this prospectus supplement and unless otherwise specified, references to the payment of interest include the payment of special interest, if any, accrued pursuant to the terms of the indenture.

General

        The notes will be limited to $55,000,000 aggregate principal amount.

        The notes will be issued in fully registered form, without interest coupons and only in denominations of $1,000 principal amount and any integral multiple of $1,000 above that amount. See "—Book-Entry System." The notes will mature on the earlier of June 15, 2009 and six months after the maturity of the COFACE credit facility. The notes are not redeemable before maturity and do not have the benefit of a sinking fund.

        The notes will bear interest at an annual rate equal to 8.00%. Interest on the notes will accrue from and including the date specified on the notes until the principal thereof is paid or made available for payment. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2009. Except as otherwise described below, the interest payable on any note will be paid to the person in whose name the note is registered at the close of business on the May 31 or November 30 immediately preceding the relevant interest payment date.

        Interest on the notes will be payable in the form of additional notes in the aggregate principal amount equal to the amount of interest due on the applicable interest payment date ("additional notes") or, at the option of the holder, a number of shares of common stock equal to the aggregate amount of interest payable on the interest payment date divided by 95.00% of the volume-weighted average closing price of our common stock for the ten trading days immediately preceding the interest payment date (the "PIK interest shares"). Interest may not be paid in PIK interest shares at any time that the volume-weighted average closing price of our common stock for the ten trading days immediately preceding the applicable interest payment date is less than $0.25 per share.

        Interest on the notes will be computed using a 360-day year composed of twelve 30-day months. For purposes of the indenture, the notes and this prospectus supplement, and unless the context clearly requires otherwise, references to "interest" include additional interest (described below under the caption "—Events of Default; Waiver and Notice") and special interest (also described below under the caption "—Events of Default; Waiver and Notice").

        If any interest payment date (other than an interest payment date coinciding with the maturity date or fundamental change purchase date) of any note falls on a day that is not a business day, then the interest payment date will be postponed to the next succeeding business day; provided that, if such business day falls in the next succeeding calendar month, the interest payment date will be brought back to the immediately preceding business day. If the maturity date or fundamental change purchase date would fall on a day that is not a business day, the required payment of interest, if any, and principal shall be made on the next succeeding business day and no interest on such payment shall accrue for the period from and after the maturity date or fundamental change purchase date, as the case may be, to the next succeeding business day. The term "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        Principal of and interest on the notes will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York. The notes may be presented for conversion at the office of the conversion agent (provided that the relevant conditions described below are satisfied), and for registration of transfer or exchange at the office of the registrar as described under "Description of Debt Securities—Form, Exchange and Transfer" in the accompanying prospectus, each such agent initially being the trustee. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Maturity, conversion, purchase by us at the option of a holder upon a fundamental change or redemption of a note will cause interest to cease to accrue. We may not reissue a note that has matured or been converted, purchased by us at the option of a holder upon a fundamental change, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such note.

        The notes are subordinated to all of our obligations under the $586.3 million COFACE credit facility. In addition, the COFACE credit facility includes covenants that will prevent us from paying cash on the notes (including payments upon maturity of the notes or upon a fundamental change) at any time during the availability period of loans under the facility, which we currently expect will end no later than November 15, 2011 and only under very limited circumstances thereafter.

        The notes will be our senior, unsecured obligations and will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will not be guaranteed by any of our subsidiaries, and accordingly, the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade payables.

        The indenture does not limit the amount of additional indebtedness, including secured indebtedness, that we may create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries may create, incur, assume or guarantee. See "Risk Factors—Risks Related to the Notes and the Offering—There are no restrictive covenants in the indenture for the notes relating to our ability to incur future indebtedness or complete other transactions." The COFACE credit facility will be guaranteed by our principal domestic subsidiaries and secured by a first lien on our and our domestic subsidiaries' property (subject to limitations on the grant of security interests on FCC licenses under applicable law). The notes, therefore, will be effectively subordinated to the COFACE credit facility, and structurally subordinated to all liabilities of our subsidiaries, including the guarantees that our principal domestic subsidiaries have provided to our secured lenders.

Conversion Rights

General

        You may convert your notes at any time before the close of business on the business day immediately preceding the maturity date. If you surrender your notes for conversion, you will receive, in respect of each $1,000 principal amount of notes surrendered, a number of shares of our common stock, which we refer to as the "conversion shares," equal to the aggregate principal amount of notes surrendered (plus any interest accrued and unpaid thereon) divided by the base conversion price (defined below). Upon conversion of a note, a holder will not receive any cash payment for accrued and unpaid interest; instead, accrued and unpaid interest will be converted into shares of our common stock upon the terms set forth in the indenture. Holders that surrender their notes for conversion are also entitled to receive a make-whole premium (defined below) consisting of additional shares of our common stock.

        The "base conversion price" is a dollar amount equal to $1,000 divided by the "base conversion rate" then in effect. The "base conversion rate" will initially be set at 555.6 shares of our common stock per $1,000 principal amount of notes, subject to adjustment as set forth below under "—Base Conversion Rate Adjustments," which equates to a base conversion price of $1.80.

        A holder of notes is not entitled to any rights as a stockholder until the holder has converted its notes.

        The conversion agent will, on your behalf, convert the notes into the appropriate number of shares of our common stock. You may obtain additional copies of the required form of the conversion notice from the conversion agent.

        If any note is converted in part, we will execute and the trustee will, upon receipt of our order, authenticate and deliver to the holder, without any service change, a new note or notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of the note.

Base Conversion Rate Adjustments

        The base conversion rate for the notes shall be adjusted from time to time as follows:

        (a)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the base conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × OS1/OS0

    where

    CR0 = the base conversion rate in effect immediately before the opening of business on the ex-dividend date of the dividend or distribution, or the opening of business on the effective date of the share split or share combination, as applicable;

    CR1 = the new base conversion rate in effect immediately after the opening of business on the ex-dividend date or the effective date, as applicable;

    OS0 = the number of shares of our common stock outstanding immediately before the opening of business on the ex-dividend date or the effective date, as applicable; and

    OS1 = the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, the dividend, distribution, share split or share combination, as applicable.

        Any adjustment pursuant to this clause (a) will become effective immediately following the opening of business on the ex-dividend date for the dividend or distribution or the effective date of the share split or combination, as the case may be. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the new base conversion rate will be readjusted to the base conversion rate that would then be in effect if the dividend or distribution had not been declared. Except in the case of a share combination or a reverse split, in no event will the base conversion rate be decreased pursuant to this clause (a).

        (b)   If we issue or sell shares of our common stock at a price per share less than the base conversion price on the trading day immediately preceding the issuance or sale, the base conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × (OS0 + X)/(OS0 + Y)

    where

    CR0 = the base conversion rate in effect immediately before the opening of business on the date of such issuance or sale;

    CR1 = the new base conversion rate in effect immediately after the opening of business on the date of such issuance or sale;

    OS0 = the number of shares of our common stock outstanding immediately before the opening of business on the date of such issuance or sale;

    X = the total number of shares of our common stock issued or sold on such date; and

    Y = the number of shares of our common stock equal to the quotient of (A) the aggregate purchase price of our common stock issued or sold and (B) the base conversion price on the trading day immediately preceding such issuance or sale.

        The "closing sale price" of our shares of common stock (or any other securities on any date) means the last reported sale price per share (or if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal United States national or regional securities exchange on which our common stock or such securities, as applicable, are listed for trading. If our common stock or the other security, as applicable, is not listed for trading on a United States national or regional securities exchange on the relevant date, the "closing sale price" will be the last quoted bid price for our common stock or the other security, as applicable, in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If our common stock or the other security, as applicable, is not so quoted the "closing sale price" will be the average of the mid-point of the last bid and ask prices for our common stock or the other security, as applicable, on the relevant date from each of three nationally recognized independent investment banking firms selected by us for this purpose (which determination shall be conclusive and shall be evidenced by an officer's certificate delivered to the trustee).

        Any adjustment made pursuant to this clause (b) shall become effective immediately following the opening of business on the date of such issuance or sale. In no event shall the base conversion rate be decreased pursuant to this clause (b).

        (c)   If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them to purchase, for a period expiring within 45 days of distribution, shares of our common stock at a price per share less than the closing sale price of our common stock on the business day immediately preceding the declaration date for such distribution, the base conversion rate shall be adjusted based on the following formula:

    CR1 = CR0 × (OS0 + X)/(OS0 + Y)

    where

    CR0 = the base conversion rate in effect immediately before the opening of business on the ex-dividend date for such distribution;

    CR1 = the new base conversion rate in effect immediately after the opening of business on the ex-dividend date for such distribution;

    OS0 = the number of shares of our common stock outstanding immediately before the opening of business on the ex-dividend date for such distribution;

    X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

    Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants and (B) the average of the closing sale price of our common stock for the ten consecutive trading days ending on the trading day immediately preceding the date of announcement for the issuance of the rights, options or warrants.

        For purposes of this clause (c) in determining whether any rights, options or warrants entitle the holders to purchase shares of our common stock at less than the applicable closing sale price immediately preceding the declaration date for such distribution, and in determining the aggregate exercise or conversion price payable for the shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the board of directors. If any right, option or warrant described in this clause (c) is not exercised or converted before the expiration of the exercisability or convertibility thereof, the new base conversion rate shall be readjusted to the base conversion rate that would then be in effect if the right, option or warrant had not been so issued. Any adjustment made pursuant to this clause (c) will become effective immediately following the opening of business on the ex-dividend date for the distribution of rights, options or warrants, as applicable. In no event will the base conversion rate be decreased pursuant to this clause (c).

        (d)   If we distribute shares of our capital stock, evidences of our indebtedness or our other assets or property or rights or warrants to acquire our capital stock to all or substantially all holders of our common stock, excluding:

    (i)
    dividends, distributions, share splits or share combinations as to which an adjustment applies under clause (a) or clause (c) above;

    (ii)
    dividends or distributions paid exclusively in cash; and

    (iii)
    spin-offs to which the provisions set forth below in this clause (d) apply;

then the base conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × (SP0)/(SP0-FMV)

    where

    CR0 = the base conversion rate in effect immediately before the opening of business on the ex-dividend date for such distribution;

    CR1 = the new base conversion rate in effect immediately after the opening of business on the ex-dividend date for such distribution;

    SP0 = the average of the closing sale price of our common stock over the ten consecutive trading days ending on the business day immediately preceding the ex-dividend date for such distribution; and

    FMV = the fair market value (as determined in good faith by the board of directors) of the shares of our capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of our common stock at the opening of business on the ex-dividend date for such distribution.

        Any adjustment pursuant to this clause (d) will become effective immediately following the opening of business on the ex-dividend date for such distribution of our capital stock, evidences of indebtedness or our other assets or property or rights or warrants to acquire our capital stock.

        With respect to an adjustment pursuant to this clause (d) where there has been a payment of a dividend or other distribution on our common stock or shares of our capital stock of any class or series, or similar equity interest, of or relating to any of our subsidiaries or other business units (a "spin-off"), the base conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × (FMV0 + MP0)/(MP0)

    where

    CR0 = the base conversion rate in effect immediately before the close of business on the last trading day of the valuation period;

    CR1 = the new base conversion rate in effect immediately after the close of business on the last trading day of the valuation period;

    FMV0 = the average of the closing sale price of our capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined for the purposes of the definition of closing sale price as if our capital stock or similar equity interest were common stock) over the ten consecutive trading days beginning on, and including, the effective date of the spin-off (the "valuation period"); and

    MP0 = the average of the closing sale price of our common stock over the valuation period.

        Any adjustment pursuant to this clause (d) will occur immediately after the close of business on the last trading day of the valuation period; provided that in respect of any conversion date occurring during the valuation period, references to ten trading days within the portion of this clause (d) related to "spin-offs" shall be deemed replaced with the lesser number of trading days as have elapsed between the effective date of such spin-off and the relevant conversion date in determining the adjustment to the applicable base conversion rate.

        If any such dividend or distribution described in this clause (d) is declared but not paid or made, the new base conversion rate shall be readjusted to be the base conversion rate that would be in effect if the dividend or distribution had not been declared. In no event will the base conversion rate be decreased pursuant to this clause (d).

        (e)   If we pay or make any dividend or distribution consisting exclusively of cash to all or substantially all holders of our common stock, the base conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × (SP0)/(SP0-C)

    where

    CR0 = the base conversion rate in effect immediately before the opening of business on the ex-dividend date for such dividend or distribution, as applicable;

    CR1 = the new base conversion rate in effect immediately after the opening of business on the ex-dividend date for such dividend or distribution, as applicable;

    SP0 = the average of the closing sale price of our common stock over the ten consecutive trading days ending on the business day immediately preceding the ex-dividend date for such dividend or distribution, as applicable; and

    C = the amount in cash per share of our common stock that we distribute to holders of our common stock.

        Any adjustment pursuant to this clause (e) will become effective immediately following the opening of business on the ex-dividend date for the dividend or distribution. If any dividend or distribution described in this clause (e) is declared but not so paid or made, the new base conversion rate shall be readjusted to the base conversion rate that would then be in effect if the dividend or distribution had not been declared. In no event shall the base conversion rate be decreased pursuant to this clause (e).

        (f)    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the closing sale price per share of our common stock over the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the base conversion rate will be adjusted based on the following formula:

    CR1 = CR0 × (AC + (SP1 × OS1))/(OS0 × SP1)

    where

    CR0 = the base conversion rate in effect at the close of business on the last trading day of the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the date the tender or exchange offer expires;

    CR1 = the new base conversion rate in effect at the opening of business on first day following the last trading day of the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the date the tender or exchange offer expires;

    AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of our common stock purchased in the tender or exchange offer;

    OS0 = the number of shares of our common stock outstanding immediately before the date the tender or exchange offer expires;

    OS1 = the number of shares of our common stock outstanding immediately after the date the tender or exchange offer expires (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in the offer); and

    SP1 = the average of the closing sale price of our common stock for the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the date the tender or exchange offer expires.

        Any adjustment pursuant to this clause (f) will become effective immediately following the opening of business on the first day following the last trading day of the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the date the tender or exchange offer expires; provided that in respect of any conversion during the ten trading days following the date that any tender or exchange offer expires, references in this sub-paragraph to ten trading days shall be deemed replaced with the lesser number of trading days as have elapsed between the date such tender or exchange offer expires and the conversion date in determining the adjustment to the applicable base conversion rate. If we are or one of our subsidiaries is obligated to purchase our common stock pursuant to any tender or exchange offer but we are or the relevant subsidiary is permanently prevented by applicable law from effecting a purchase or all purchases are rescinded, the new base conversion rate shall be readjusted to be the base conversion rate that would then be in effect if the tender or exchange offer had not been made.

        If, on the fifteen month anniversary of the issuance of the notes, the volume-weighted average closing price for one share of our common stock for the immediately preceding fifteen trading days (the "reset day price") is less than the base conversion price then in effect, the base conversion rate shall be adjusted so that the base conversion price is equal to the reset day price.

        Without limiting the foregoing, the applicable base conversion rate will not be adjusted upon certain events, including but not limited to:

  •
  the issuance of shares of our common stock or options (i) to our employees, officers or directors pursuant to any stock or option plan duly adopted and in effect as of the date of the supplemental indenture or (ii) duly adopted after the date thereof by a majority of the non-employee members of the board of directors or a majority of the members of a committee of non-employee directors established for such purpose;

  •
  the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes are issued, provided that the exercise price or conversion rate of such security has not been reduced since that date;

  •
  a change in the par value of our common stock; or

  •
  dividends or distributions accumulated and unpaid as of the date of the supplemental indenture.

        In addition to the adjustments described above, we may increase the base conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as a dividend or distribution of capital stock or rights to acquire capital stock for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the base conversion rate by any amount for any period of at least 20 business days if our board of directors has determined that an increase would be in our best interests. If our board of directors makes a determination to increase the base conversion rate, it will be conclusive. We will give holders of notes at least 15 days' notice of an increase in the base conversion rate.

        Notwithstanding anything to the contrary herein, no adjustment to the base conversion rate shall be made if it would cause the base conversion price to be less than $1.00.

Make-Whole Premium

        In addition to the amounts described elsewhere in this prospectus supplement, holders that surrender their notes for conversion, including surrender pursuant to an automatic conversion, are entitled to receive a make-whole premium consisting of additional shares of our common stock. The make-whole premium is determined by the following formula:

    MW = ((.32 × P)-R) / C

    where

    MW = number of additional shares of our common stock per $1,000 principal amount of notes surrendered for conversion;

    P = the aggregate principal amount of notes converted;

    R = the aggregate interest paid on the notes before the applicable conversion date; and

    C = 95% of the volume-weighted average closing price of our common stock for the ten trading days immediately preceding the conversion date.

Business Combinations

        In the case of the following events (each, a "business combination"):

  •
  any recapitalization, reclassification or change of our common stock, other than (a) a change in par value, or from par value to no par value, or from no par value to par value, or (b) as a result of a subdivision or combination;

  •
  any consolidation, merger or combination to which we are a party;

  •
  any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of us and our subsidiaries; or

  •
  any statutory share exchange;

in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, then from and after the effective date of the business combination, the settlement of the conversion obligation will be based on, and each conversion share deliverable in respect of any such settlement will consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that holders of our common stock are entitled to receive in respect of each share of common stock upon the business combination. For purposes of the foregoing, where a business combination involves a transaction that causes our common stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, the consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make the election. We may not become a party to any transaction of that type unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes before the effective date of the business combination.

Automatic Conversion

        If at any time on or before the maturity date, the closing price of our common stock has exceeded 200% of the conversion price then in effect for at least 30 consecutive trading days, then all outstanding notes will, subject to holder and stockholder compliance with certain procedures, convert automatically into common stock. Notes that convert automatically will be converted no later than the third day following the trading day on which this automatic conversion requirement is triggered. Upon an automatic conversion, interest on the notes will cease to accrue, and the holders thereof will have no right in respect of such notes except the right to receive our common stock and cash, if any, to which they are entitled.

Limitation on Conversion Prior to Shareholder Approval

        Notwithstanding any other provision of the indenture or the notes, the aggregate number of shares of our common stock issued upon conversion of the notes, upon exercise of the warrants and as PIK interest shares may not exceed 19.9% of either (x) the total number of shares of our common stock outstanding on the date of this prospectus supplement or (y) the total voting power of our securities outstanding on the date of this prospectus supplement that are entitled to vote on a matter being voted on by holders of our common stock unless and until we have obtained shareholder approval. For purposes of this conversion limitation, "shareholder approval" means the approval by our shareholders of the issuance of all shares of our common stock issuable upon conversion of the notes and exercise of the warrants in accordance with the listing rules of The NASDAQ Global Select Market. We have agreed to obtain shareholder approval within 60 days of the date of this prospectus supplement. Our majority stockholder has entered into a Voting Agreement to vote in favor of the transaction.

Purchase of Notes by Us for Cash at the Option of Holders Upon a Fundamental Change

        If a "fundamental change," as described below, occurs, each holder will have the right to require us to purchase for cash all or any portion of the holder's notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be purchased plus, except as described below, the applicable fundamental change make-whole amount, as described in the indenture, if any, and any accrued and unpaid interest to, but excluding, the "fundamental change purchase date," as described below (such purchase price, the "fundamental change purchase price"). If the fundamental change purchase date is after a record date and on or before the related interest payment date, however, then the interest payable on that date will be paid to the holder of record of the notes on the relevant record date (which may or may not be the same person to whom we will pay the fundamental change purchase price), and the fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased plus the applicable fundamental change make-whole amount, if any.

        A "fundamental change" means the occurrence of a change of control or a termination of trading, each as defined below.

        A "change of control" means the occurrence of any of the following events:

          (1)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing 50% or more (or, if such person is Thermo Capital Partners LLC, 70% or more) of the total voting power of all outstanding voting stock of the company; or

          (2)   the company consolidates with, or merges with or into, another person or the company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person; provided , however, that any such transaction will not be a change of control if immediately after such transaction the person or persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately before the transaction, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding voting stock of the company, "beneficially own or owns" (as so determined), directly or indirectly, voting stock representing a majority of the total voting power of the outstanding voting stock of the surviving or transferee person; or

          (3)   the first day on which the continuing directors, as defined below, cease for any reason to constitute a majority of the board of directors of the company; or

          (4)   the adoption of a plan of liquidation or dissolution of the company.

        A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed on a United States national securities exchange or approved for quotation and trading on a national automated dealer quotation system or established automated over-the-counter trading market in the United States.

        In some circumstances, the fundamental change repurchase feature of the notes may make it more difficult or discourage a takeover of us and thus the removal of incumbent management. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is the result of negotiations between us and the placement agent.

        We or our subsidiaries may, to the extent permitted by applicable law, at any time purchase any or all of the notes in the open market or by tender at any price or by private agreement. Any note purchased by us or any of our subsidiaries will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be cancelled promptly.

        The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may materially adversely affect holders. Our ability to repurchase notes upon the occurrence of a fundamental change is subject to important limitations. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the fundamental change purchase price for all the notes that might be delivered by holders of notes seeking to exercise the fundamental change purchase right. Furthermore, payment of the fundamental change purchase price may violate or may be limited by the terms of our existing or future indebtedness. Any failure by us to purchase the notes when required would result in an event of default under the indenture. See "Risk Factors—Risks Related to the Notes and the Offering—We may not have the ability to purchase notes when required under the terms of the notes."

        No notes may be purchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and the acceleration has not been rescinded, on or before the relevant fundamental change purchase date.

Events of Default; Waiver and Notice

        In addition to the events of default described in the accompanying prospectus, the following are events of default under the indenture for the notes:

  •
  failure by us to pay interest on the notes within five business days of the applicable interest payment date;

  •
  failure by us to pay the principal of (or premium, if any, on) any note at its maturity;

  •
  failure by us to obtain shareholder approval within 60 days of closing;

  •
  default in the performance, or breach, of the our covenant to not consolidate or merge, except in limited circumstances;

  •
  default in the performance, or breach, of any other covenant in the indenture and continuance of such default or breach for a period of 45 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding notes a written notice specifying such default or breach and requiring it to be remedied;

  •
  we or any of our significant subsidiaries, under or within the meaning of any bankruptcy law, commences a voluntary case or proceeding, consents to the entry of any order for relief against it in an involuntary case or proceeding, consents to the appointment of a custodian of it or for all or substantially all of our or its property, makes a general assignment for the benefit of its creditors, consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, takes any corporate action to authorize or effect any of the foregoing, or takes any comparable action under any foreign laws relating to insolvency;

  •
  a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against us or any of our significant subsidiaries in any involuntary case, appoints a custodian of us or any of our significant subsidiaries for all or substantially all of our or its property, or orders the liquidation or winding up of us or any of our significant subsidiaries, and the order or decree remains unstayed and in effect for 30 consecutive days;

  •
  failure by us to comply with our obligation to convert the notes into shares of common stock upon exercise of a holder's conversion right and, if applicable, failure by us to deliver any make-whole premium;

  •
  failure by us to provide to the holders notice of a fundamental change;

  •
  default by us or any of our subsidiaries in the payment of principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness of us or indebtedness of any of our subsidiaries for money borrowed in excess of $5 million in the aggregate, whether the indebtedness exists or shall hereafter be created, resulting in the indebtedness becoming or being declared due and payable, and the acceleration shall not have been rescinded or annulled within 30 days after written notice of the acceleration has been received by us or our subsidiary from the trustee (or has been received by us or our subsidiary, as the case may be, and the trustee from holders of at least 25% in principal amount of the outstanding notes); and

  •
  failure by us or any of our subsidiaries to pay final and non-appealable judgments, the aggregate uninsured portion of which is at least $10 million, if the judgments are not paid, discharged or fully bonded against within 60 days.

        Subject to certain limitations, the holders of at least two thirds of the aggregate principal amount of the outstanding notes may waive, on behalf of all of the holders of the notes, any event of default set forth above and its consequences, except an event of default referred to in the first or eighth bullet point above.

        At any time that an event of default (other than an event of default arising solely from our failure to comply with applicable reporting obligations) has occurred and is continuing, additional interest shall accrue on the notes at a rate equal to 2.50% per annum of the principal amount of the notes. The additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first regular interest payment date following the date on which the additional interest began to accrue on the notes. The additional interest will accrue on all outstanding notes from and including the date on which an event of default first occurs to, but not including, the date on which the event of default is cured or waived.

        To the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations described below under the caption "—Reports," and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 45 days after the occurrence of the event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first regular interest payment date following the date on which the special interest began to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations described below under the heading "—Reports," or a failure to comply with Section 314(a)(1) of the Trust Indenture Act first occurs to, but excluding, the 45th day thereafter (or any earlier date on which the event of default shall have been cured or waived). On such 45th day (or earlier, if the event of default relating to such reporting obligations and Section 314(a)(1) of the Trust Indenture Act is cured or waived before such 45th day), the special interest will cease to accrue and, if the event of default relating to the reporting obligations and Section 314(a)(1) of the Trust Indenture Act has not been cured or waived before the 45th day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. If we do not elect to pay special interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

        If we elect to pay special interest in connection with an event of default relating to the failure to comply with reporting obligations described below under "—Reports," and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of the election on or before the close of business on the date on which the event of default first occurs.

        We will furnish the trustee with written notice of an event of default within 30 days after the occurrence of the event.

Modification of the Indenture

        Subject to certain exceptions, the indenture may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, in addition to those provisions described in the accompanying prospectus in the first set of bullets under the heading "Description of Debt Securities—Modification and Waiver," the indenture may not be amended without the consent of each holder of an outstanding note affected to, among other things:

  •
  reduce the fundamental change purchase price or the redemption price payable with respect to any note;

  •
  change the principal amount, rate of interest or maturity date of any note;

  •
  change our obligation to redeem the notes on a redemption date in a manner adverse to the holder;

  •
  change our obligation to purchase any note upon a fundamental change in a manner adverse to the holder;

  •
  reduce or otherwise modify the make-whole premium in a manner adverse to the holder;

  •
  reduce the otherwise modify the fundamental change make-whole amount in a manner adverse to any holder; or

  •
  impair the right of a holder to convert any note or reduce the amount of cash or the number of shares of common stock (or any other property) receivable upon conversion of any note.

        We and the trustee may, without the consent of any holder of notes, amend or supplement the indenture to, among other things:

  •
  cure any ambiguity, omission, defect or inconsistency in the indenture;

  •
  correct or supplement any provision in the indenture;

  •
  make any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of the notes are not adversely affected in any respect (provided that such amendment made solely to conform the provisions of the indenture to the corresponding description of the notes contained in a prospectus supplement shall not be deemed to adversely affect the interests of the holders of the notes); or

  •
  provide for conversion rights of holders if any reclassification or change of common stock or any consolidation, merger or sale of all or substantially all of our property and assets occurs or otherwise comply with the provisions of the indenture in the event of a merger, consolidation or transfer, sale, conveyance, lease or other disposition of all or substantially all of our property and assets.

Subordination

        The payment of the principal of, and interest and premium, if any, on the notes is subordinated in right of payment to the prior indefeasible payment in full, in cash, of our existing and future obligations under the COFACE credit facility. The COFACE facility will substantially restrict your ability to exercise remedies in respect of the notes, including upon an event of default. We may not, directly or indirectly, pay the principal of, or interest or premium, if any, on the notes unless the payment is a "permitted payment" within the meaning of the indenture. "Permitted payments" consist of (a) payments in the form of additional notes or PIK interest shares, (b) shareholder distributions expressly permitted under the COFACE credit facility and (c) payments after all of our obligations under the COFACE credit facility have been indefeasibly paid in full. The notes are subordinated to all of our obligations under the COFACE credit facility. In addition, this facility includes covenants that will prevent us from paying cash on the notes (including payments upon maturity of the notes or upon a fundamental change) at any time during the availability period of loans under the facility, which we currently expect will end no later than November 15, 2011 and only under very limited circumstances thereafter. Notwithstanding the foregoing restrictions, the subordination of the notes to our existing and future senior debt will not prevent holders from surrendering their notes for conversion or an automatic conversion of the notes.

        Upon the payment in full of our senior debt, the holders will be subrogated to the rights of the holders of our senior debt to receive payments or distributions of cash, property or securities made on the senior debt until the principal of, premium, if any, and interest on the notes is paid in full; and, for the purposes of this subrogation, no payments or distributions to the holders of the senior debt of any cash, property or securities to which the holders or the trustee on their behalf would be entitled except for the provisions of the indenture, and no payment to the holders of senior debt by the holders or the trustee on their behalf shall, as between us, our creditors other than holders of senior debt, and the holders, be deemed to be a payment by us to or on account of the senior debt.

        If any payment or distribution to which the holders would otherwise have been entitled but for the provisions of the indenture shall have been applied to the payment of all amounts payable under senior debt, then, and in such case, the holders shall be entitled to receive from the holders of such senior debt any payments or distributions received by such holders of senior debt in excess of the amount required to make payment in full, in cash or cash equivalents, of such senior debt of such holders.

        Nothing contained in the indenture or the notes is intended to or shall impair, as among us and the holders, our obligation, which is absolute and unconditional, to pay to the holders the principal of, premium, if any, and interest on the notes as and when the same shall become due and payable, or is intended to or shall affect the relative rights of the holders and our creditors other than the holders of the senior debt, nor shall anything prevent the holders or the trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the indenture.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, on any redemption date, on any purchase date, on any fundamental change purchase date, or upon conversion or otherwise, cash or shares of our common stock (in respect of conversions), if any, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Reports

        We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the trustee all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act.

Legal Defeasance and Covenant Defeasance

        The provisions of the indenture relating to legal defeasance and covenant defeasance, as described under the heading "Description of Debt Securities—Legal Defeasance and Covenant Defeasance" in the accompanying prospectus, shall not apply to the notes.

Information Concerning the Trustee

        U.S. Bank, National Association will be the trustee, registrar, paying agent and conversion agent under the indenture for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

        The indenture contains limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in some cases or to realize on some property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate the conflict or resign.

Payment and Paying Agent

        We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of the mailing.

Book-Entry System

        The notes will be electronically delivered to the investors by crediting the account of the investor's prime broker with the Depository Trust Company through its Deposit/Withdrawal At Custodian ("DWAC") system, whereby the investor's prime broker shall initiate a DWAC transaction on the closing date using its DTC participant identification number, and released by U.S. Bank, National Association, the trustee of the indenture, at our direction.

DESCRIPTION OF THE WARRANTS

        The warrants offered in this offering will be issued pursuant to subscription agreements between us and each of the investors. You should review a copy of the form of subscription agreement and form of warrant, each of which has been filed with the Securities and Exchange Commission by us as an exhibit to our Current Report on Form 8-K dated June 17, 2009, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants.

Exercise of Warrants

        Subject to certain limitations, holders may exercise the warrants, in whole or in part, at any time during the exercise period. The exercise period begins six months after the date the warrants are originally issued and ends five years after the date the warrants are originally issued. Holders may exercise their warrants by delivering to us a duly executed exercise notice accompanied by payment of the exercise price (except in the case of a cashless exercise, as discussed below). Notwithstanding the foregoing, holders may not exercise their warrants unless we have obtained the approval of our stockholders to issue shares of our common stock upon exercise of the warrants in accordance with the listing rules of The NASDAQ Global Select Market. Our majority stockholder has entered into a Voting Agreement to vote in favor of this transaction.

Cashless Exercise

        If at any time during the exercise period the fair market value of our common stock exceeds the exercise price, a holder may elect to effect a cashless exercise of warrants (in whole or in part), in which event we are obligated to issue to the holder a number of shares of our common stock equal to A divided by B, where A is equal to the number of shares with respect to which the warrant is being exercised multiplied by the difference between the fair market value per share of our common stock and the exercise price and B is equal to the exercise price.

Exercise Price

        The exercise price per share of common stock purchasable upon exercise of the warrants is $1.80 per share of common stock being purchased. The exercise price will be adjusted on a full-ratchet basis if we make dilutive issuances, and the exercise price is subject to appropriate adjustment in the case of stock splits, stock combinations, reclassifications or similar events affecting our common stock.

        If, on the fifteen month anniversary of the issuance date, the closing sales price for one share of our common stock is less than the exercise price then in effect, the exercise price shall reset to the trailing 15-day volume-weighted average closing price of one share of our common stock; provided, however, that such reset shall not occur if the reset price would be equal to or greater than the exercise price then in effect.

Transferability

        Subject to applicable laws and the restriction on transfer set forth in the subscription agreements, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Exchange Listing

        We do not intend to apply for the listing of the warrants on The NASDAQ Global Select Market, any national securities exchange or other nationally recognized trading system.

Fundamental Transactions

        We may not enter into or be a party to any fundamental transaction, as described in the warrants and generally including any capital reorganization, reclassification of our capital stock, consolidation or merger with another entity in which we are not the survivor, or the sale, transfer or other disposition of all or substantially all of our assets to another entity, unless the successor entity assumes the warrants and agrees to deliver to each holder, in exchange for its warrants, a security of the successor entity evidenced by a written instrument substantially similar in form and substance to the warrants and exercisable for a corresponding number of shares of capital stock equivalent to the shares of common stock acquirable upon exercise of the warrants before the fundamental transaction. Upon the occurrence of any fundamental transaction, the successor entity may exercise every right and power granted to us under the warrants and shall assume all of our obligations therein. In addition to any other rights contained in the warrants, before the closing of any fundamental transaction pursuant to which holders of shares of our common stock are entitled to receive securities or other assets with respect to or in exchange for shares of our common stock , we are obligated to make appropriate provision to insure that the holders will have the right to receive upon an exercise of their warrants at any time after the closing of the fundamental transaction but before the end of the exercise period, in lieu of the shares of the common stock (or other securities, cash, assets or other property) purchasable upon the exercise of the warrants before the fundamental transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) that the holders would have been entitled to receive upon the happening of the fundamental transaction had the warrants been exercised immediately before the fundamental transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following the fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, at the request of the holder delivered at least 15 days before the closing, we (or the successor entity) are obligated to purchase the warrants from the holder by paying to the holder cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the fundamental transaction.

No Stockholder Rights

        Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments

        Any term of a specific warrant may be amended or waived with our written consent and the written consent of the holder of such warrant.

 PLAN OF DISTRIBUTION

Placement Agent Agreement

        We are offering the securities through a placement agent. Subject to the terms and conditions of a placement agent agreement dated June 16, 2009, Lazard Capital Markets LLC has agreed to act as the sole placement agent for the sale of the securities. The placement agent is not purchasing or selling any securities subject to this prospectus supplement or the accompanying prospectus, nor is the placement agent required to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of securities subject to this prospectus supplement.

        The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

        Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the securities, informing the investors of the closing date as to the purchase and sale of such securities. We currently anticipate that closing of the purchase and sale of the securities will take place on or about June 19, 2009. Investors will also be informed of the date and manner in which they must transmit the purchase price for their securities.

        On the scheduled closing date, the following will occur:

  •
  we will receive funds in the amount of the aggregate purchase price; and

  •
  Lazard Capital Markets LLC will receive the placement agent fee in accordance with the terms of the placement agent agreement.

        We will pay the placement agent an aggregate placement agent's fee equal to $3,850,000. We will also reimburse the placement agent for certain fees and legal expenses incurred by it. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agent's fee, are approximately $150,000, which includes legal, accounting and printing costs and various other fees associated with registering the securities. After deducting certain fees due to the placement agent's and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $51 million.

        Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

        We have agreed to indemnify the placement agent and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

        The placement agent agreement is included as an exhibit to our Current Report on Form 8-K dated June 17, 2009 that we have filed with the Commission in connection with this offering.

Lock-Up Agreements

        As set forth in the placement agent agreement, we, along with certain executive officers, directors and security holders, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for a period of 60 days after the date of this prospectus supplement.

NASDAQ Listing

        Our shares of common stock are listed on The NASDAQ Global Select Market under the symbol "GSAT." The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

New Issue of Notes

        The securities subject to this prospectus are new issues with no established market. We do not intend to apply for the securities to be listed on any securities exchange or to arrange for the securities to be quoted on any quotations system. No assurance can be given as to the liquidity of the trading market, if any, for the securities.

Electronic Distribution

        A prospectus in electronic format may be made available on Internet sites or through other online services maintained by the placement agent or its affiliates. In those cases, investors may view offering terms online. Other than the prospectus in electronic format, the information on the placement agent's Internet site and any information contained in any other Internet site maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

Other Relationships

        The placement agent and its affiliates and Lazard Frères & Co. LLC have performed various financial advisory and investment banking services from time to time for us and our affiliates and may do so in the future.

LEGAL MATTERS

        The validity of the securities offered hereby, and any shares of our common stock issued upon conversion or exercise thereof, will be passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio. Certain legal matters in connection with the offering will be passed upon for the placement agent by Proskauer Rose LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Globalstar, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and Globalstar, Inc.'s effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Crowe Horwath LLP, independent registered public accounting firm, as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed March 31, 2009, an amendment thereto on Form 10-K/A filed April 30, 2009 and a second amendment thereto on Form 10-K/A filed May 11, 2009;

  •
  our Quarterly Report on Form 10-Q for the three months ended March 21, 2009 filed May 11, 2009;

  •
  our Current Reports on Form 8-K filed May 18, 2009, June 8, 2009, and each of the Current Reports filed on June 17, 2009; and

  •
  the description of our common stock contained in our registration statement on Form 8-A dated October 30, 2006, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

        All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of this prospectus supplement and before the time that all the securities have been issued as described in this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Globalstar, Inc.
Attention: Investor Relations
461 South Milpitas Blvd.
Milpitas, California 95035
(408) 933-4000

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and accompanying prospectus constitute a part of a registration statement on Form S-3 that we filed on March 19, 2008 with the SEC under the Securities Act, which was declared effective on April 1, 2008. We refer you to this registration statement for further information about us and the securities offered hereby.

        We file annual, quarterly and current reports and other information with the SEC (File No. l-33117) pursuant to the Exchange Act. These filings contain important information that does not appear in this prospectus supplement or the accompanying prospectus. For further information about us, you may read and copy any documents that are filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Room of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

PROSPECTUS

GLOBALSTAR, INC.

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants

        We may offer and sell the securities listed above from time to time in one or more offerings and in one or more classes or series. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

        This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See "Plan of Distribution." The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting agreement. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price per share or unit of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

        Investing in any of our securities involves risk. Please read carefully the section entitled "Risk Factors" beginning on page 8 of this prospectus.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "GSAT." On March 31, 2008, the last reported sale price of our common stock on The NASDAQ Global Select Market was $7.29.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

This prospectus is dated April 1, 2008.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

THE COMPANY

        The following is only a summary. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the Securities and Exchange Commission, or SEC.

        Globalstar, Inc. is a leading provider of mobile voice and data communications services via satellite. By providing wireless services in areas not served or underserved by terrestrial wireless and wireline networks, we seek to address our customers' increasing desire for connectivity. Using, at any given time, approximately 48 in-orbit satellites and 25 ground stations, which we refer to as gateways, we offer voice and data communications services in over 120 countries. Thirteen of these gateways are operated by unaffiliated companies, which we refer to as independent gateway operators and which purchase communications services from us on a wholesale basis for resale to their customers.

        Our network, originally owned by Globalstar, L.P., or Old Globalstar, was designed, built and launched in the late 1990s by a technology partnership led by Loral Space and Communications and Qualcomm Incorporated, or QUALCOMM. On February 15, 2002, Old Globalstar and three of its subsidiaries filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code. In 2004, we completed the second stage of a two stage acquisition of the business and assets of Old Globalstar. The first stage was completed on December 5, 2003, when Thermo Capital Partners LLC was deemed to obtain operational control of the business, as well as certain ownership rights and risks. The second stage was completed in 2004 when we received final approval from the U.S. Federal Communications Commission, or the FCC. Thermo Capital Partners, LLC which owns and operates companies in diverse business sectors and is referred to in this prospectus, together with its affiliates, as "Thermo," became our principal owner in that transaction. We refer to that transaction as the "Reorganization."

        We were formed as a Delaware limited liability company in November 2003, and were converted into a Delaware corporation on March 17, 2006. Unless we specifically state otherwise, all information in this prospectus is presented as if we were a corporation throughout the relevant periods.

        In anticipation of our initial public offering, which was completed on November 2, 2006, our certificate of incorporation was amended on October 25, 2006 to combine our three series of common stock into one class and our Board of Directors approved a six-for-one stock split. Unless we specifically state otherwise, all information in this prospectus is presented as if these corporate events had occurred at the beginning of the relevant periods.

        We currently provide the following telecommunications services:

  •
  two-way voice communication between mobile or fixed handsets or user terminals and other mobile and fixed devices;

  •
  two-way data transmissions (which we call Duplex) between mobile and fixed data modems; and

  •
  one-way data transmissions (which we call Simplex) between a mobile or fixed device that transmits its location or other telemetry information and a central monitoring station.

        In most of the world, we have authority to operate a wireless communications network via satellite over 27.85 MHz of radio spectrum, which is comprised of two blocks of contiguous global radio frequencies. In the United States, the FCC has authorized us to use 25.225 MHz. We refer to our licensed radio frequencies as our "spectrum." We are also licensed by the FCC to use 11MHz of our spectrum to provide an ancillary terrestrial component, known as ATC, in the United States in combination with our existing satellite communications service. On November 9, 2007, the FCC requested comment on whether we should be authorized to provide ATC service over an aggregate 19.275 MHz (an additional 8.275 MHz), of our licensed spectrum. ATC services enable the integration of a satellite-based service with terrestrial wireless service, resulting in a hybrid network designed to provide customers with advanced service and broad coverage.

        Our services are available only with equipment designed to work on our network. The equipment we offer to our customers consists principally of:

  •
  mobile telephones;

  •
  fixed telephones;

  •
  telephone accessories, such as car kits and chargers; and

  •
  data modems.

        At December 31, 2007, we served approximately 284,000 subscribers. We increased our net subscribers by approximately 8% from December 31, 2006 to December 31, 2007. We count "subscribers" based on the number of devices that are subject to agreements which entitle them to use our voice or data communications services rather than the number of persons or entities who own or lease those devices.

        Our satellite constellation was launched in the late 1990s. To supplement our existing satellite constellation, we launched eight spare satellites in 2007. We expect these newly-launched satellites to provide two-way communications service through the deployment of our second-generation constellation. A number of our satellites have experienced various anomalies over time, one of which is a degradation in the performance of the solid-state power amplifiers of the S-band communications antenna subsystem. The S-band antenna provides the downlink from the satellite to a subscriber's phone or data terminal. Degraded performance of an S-band antenna amplifier reduces the availability of two-way voice and data communication between the affected satellite and the subscriber. If the S-band antenna on a satellite ceases to function, two-way communication is impossible over that satellite, but not necessarily over the constellation as a whole. Subscriber service will continue to be available as long as some satellites are functional, but at certain times in any given location two-way communications service may not be available, it may take longer to establish calls and the average duration of calls may be reduced. We believe that if the degradation of the S-band antenna amplifiers continues at the current rate or further accelerates, and if we are unsuccessful in developing additional technical solutions, interruptions of two-way communications services will increase, and by some time in 2008 substantially all of our in-orbit satellites launched prior to 2007 will cease to be able to support two-way communications services. See "Risk Factors—Our satellites have a limited life and some have failed, which causes our network to be compromised and which materially and adversely affects our business, prospects and profitability."

        This S-band antenna amplifier degradation does not adversely affect our one-way Simplex data transmission services, which use only the L-band uplink from a subscriber's Simplex terminal to our satellites. We intend to exploit our ability to provide uninterrupted Simplex services with the introduction of new products and services, including the introduction of a consumer-oriented, hand-held tracking and emergency messaging device, the SPOT™ satellite messenger, made commercially available in November 2007. The SPOT satellite messenger uses both the GPS satellite network to determine a customer's location and the SPOT network to transmit that information to friends, family or an emergency service center.

        On November 30, 2006, we and Thales Alenia Space entered into a contract for the construction of 48 low-earth-orbit satellites for our second-generation satellite constellation, which we expect to extend the life of our network until at least 2025. The contract requires Thales Alenia Space to commence delivery of the satellites in the third quarter of 2009. At our request, Thales Alenia Space has presented a four-part sequential plan for accelerating delivery of the initial 24 satellites by up to four months. We have accepted the first two portions of this plan. We cannot assure you that any or all of this acceleration will occur. On September 5, 2007, we entered into a contract with Arianespace, our "Launch Provider," for the launch of our second-generation satellites and certain pre- and post-launch services. Pursuant to the contract, our Launch Provider will make four launches of six satellites each, and we have the option to require our Launch Provider to make four additional launches of six satellites each. The total contract price for the procurement of our second-generation satellite constellation and related launch services is approximately $1.16 billion (the majority of which is denominated in Euros).

        Our revenue for the years ended December 31, 2007, 2006 and 2005 was $98.4 million, $136.7 million and $127.1 million, respectively. Our net income (loss) for the years ended December 31, 2007, 2006 and 2005 was $(27.9) million, $23.6 million and $18.7 million, respectively.

        Our principal executive offices are located at 461 South Milpitas Blvd., Milpitas, California 95035 and our telephone number at that address is (408) 933-4000.

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the "Company," "Globalstar," "we" or "our" are to Globalstar, Inc. and its subsidiaries.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." Please see "Incorporation of Certain Information by Reference."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC (File No. 1-33117) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any documents that are filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Room of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information.

        Our filings are also available to the public through the SEC's website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and an amendment thereto on Form 10-K/A filed on March 17, 2008;

  •
  our definitive proxy statement for the 2008 Annual Meeting of stockholders filed with the SEC on March 31, 2008; and

  •
  the description of our common stock contained in our registration statement on Form 8-A dated October 30, 2006, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

        All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all the securities have been issued as described in this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Globalstar, Inc.
461 South Milpitas Blvd.
Milpitas, California 95035
(408) 933-4000

        We also maintain a website at http://www.globalstar.com. However, the information on our website is not part of this prospectus or any accompanying prospectus supplement.

 CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Exchange Act. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated capital spending (including for future satellite procurements and launches), our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, and other statements contained in this report regarding matters that are not historical facts, involve predictions. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled "Risk Factors" included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, our subsequent SEC filings and those factors summarized below.

        Although we believe that the forward-looking statements contained in this prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. The following listing represents some, but not necessarily all, of the factors that may cause actual results to differ from those anticipated or predicted:

  •
  our ability to maintain our customer base for two-way communications service and reduce erosion of retail average revenue per unit, or ARPU, until the launch of our second-generation satellite constellation and thereafter;

  •
  our ability to generate increased revenues from our one-way data communications services, including our one-way data communication, or Simplex, and our new SPOT™ satellite messenger products and services;

  •
  the level and type of demand for our products and services, including the extent to which changes in demand and our competitive position, as a result of the degradation of our satellites' ability to maintain two-way communications service or otherwise, may result in changes to our future products and services and in pricing pressure in the markets in which we compete;

  •
  problems with respect to the construction, launch or in-orbit performance of our existing and future satellites, including possible future losses on the launch of satellites that are not fully covered by insurance, with the performance of the ground-based facilities operated by us or by the independent gateway operators, or with the performance of our system as a whole;

  •
  our ability to attract sufficient additional funding to meet our future capital requirements, in particular the funding of our second-generation satellite constellation;

  •
  competition and our competitiveness vis-à-vis other providers of satellite and ground-based products and services;

  •
  the pace and effects of industry consolidation;

  •
  the continued availability of launch insurance on commercially reasonable terms, and the effects of any insurance exclusions;

  •
  changes in technology;

  •
  changes in our business strategy or development plans;

  •
  our ability to attract and retain qualified personnel;

  •
  worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis;

  •
  control by our controlling stockholder; and

  •
  legal, regulatory and tax developments, including changes in domestic and international government regulation.

        New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

        Your investment in our securities involves risks. You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement the risks described below before deciding whether an investment in our securities is appropriate for you. Additional risks and uncertainties that are not yet identified or that we currently deem immaterial may also materially harm our business, operating results and financial condition.

Risks Related to Our Business

We have a short operating history. Our predecessor incurred substantial losses. Our operating results have fluctuated and may continue to do so.

        We acquired the assets of Old Globalstar in December 2003 in a proceeding under the Bankruptcy Code. Prior to that time, Old Globalstar incurred substantial losses, including operating losses of $260.7 million in 2003. Since our acquisition of the Globalstar business, we incurred an operating loss of $3.5 million in 2004, had operating profits of $21.9 million and $15.7 million in 2005 and 2006, respectively, and, largely as a result of problems with our two-way communications services, incurred an operating loss of $24.6 million in 2007. We expect that our operating results will continue to be volatile, at least until we have deployed and placed into service our second-generation satellite constellation.

Our satellites have a limited life and some have failed, which causes our network to be compromised and which materially and adversely affects our business, prospects and profitability.

        Since the first Old Globalstar satellites were launched in 1998, ten satellites have failed in orbit and we expect others to fail in the future. Eight of these satellite failures have been attributed to anomalies of the S-band antenna. The ninth satellite's failure was attributed to an anomaly of the satellite command receiver. The tenth satellite's failure was attributed to a failure of one of its two solar array wings and a failure in a branch module in the flight computer. In-orbit failure may result from various causes, including component failure, loss of power or fuel, inability to control positioning of the satellite, solar or other astronomical events, including solar radiation and flares, and space debris. We consider a satellite "failed" only when it can no longer provide any communications service, and we do not intend to undertake any further efforts to return it to service. Other factors that could affect the useful lives of our satellites include the quality of construction, gradual degradation of solar panels and the durability of components. Radiation induced failure of satellite components may result in damage to or loss of a satellite before the end of its currently expected life.

        As a result of the issues described above, some of our in-orbit satellites may not be fully functioning at any given time. As discussed below, substantially all of our current satellites launched before 2007 have experienced partial failures and degraded performance of their S-band downlink communications capabilities, and we currently believe that by the end of 2008 none of these satellites will be able to support two-way communication services. However, this will not impair their ability to continue to support Simplex data transmissions in the L-band, and accordingly, we do not classify them as "failed."

        As our constellation has aged, the ability of our satellites to carry two-way communications has diminished, and is continuing to diminish, adversely affecting the availability of our two-way communications service, which has adversely affected our results of operations, cash flow and financial condition. Although we do not incur any direct cash costs related to the failure of a satellite, if a satellite fails, we record an impairment charge reflecting its net book value. There are some remote tools we use to remedy certain types of problems affecting the performance of our satellites, but the physical repair of satellites in space is not feasible. We do not insure our satellites against in-orbit failures, whether such failures are caused by internal or external factors.

  S-band Antenna Amplifier Degradation

        As described further below, the degradation of the S-band antenna amplifier in our satellites launched prior to 2007, previously disclosed in February 2007, has recently slowed but is expected to continue. The S-band antenna provides the downlink from the satellite to a subscriber's phone or data terminal. Degraded performance of the S-band antenna reduces the call completion rate for two-way voice and data communication between the affected satellites and the subscriber and may reduce the duration of a call. If the S-band antenna on a satellite ceases to be commercially functional, two-way communication is impossible over that satellite, but not necessarily over the constellation as a whole. The root cause of the degradation in performance of the S-band antenna amplifiers is unknown, although we believe it may result from irradiation of the satellites in orbit. The S-band antenna amplifier degradation does not affect adversely our one-way Simplex data transmission services, which utilize only the L-band uplink from a subscriber's Simplex terminal to the satellites.

        To date, we have managed the degradation of the S-band antenna amplifiers in various technical ways, as well as by launching our spare satellites, placing into service spare satellites already in orbit and moving less impaired satellites to key orbital positions. To address the quality and capacity of our service in light of this problem and to prepare for the integration of our eight spare satellites launched in 2007 (four of which were launched in May 2007 and the remaining four in October 2007), on February 2, 2007, we completed the reconfiguration of our satellite constellation to combine two different "Walker" configurations, which continue to operate as a single constellation of 48 satellites plus in-orbit spares. This reconfiguration was done to maintain, to the extent possible, the capacity and quality of service as well as to insert the spare satellites into the constellation. The eight spare satellites launched will be utilized to augment our existing satellite constellation and later will be integrated into our second-generation satellite constellation. On October 4, 2007, we completed another reconfiguration of our satellite constellation into two further different "Walker" configurations. This reconfiguration was done to improve service given the current operating status of our old satellite constellation and the newly launched eight satellites. We currently expect to launch our second-generation satellites beginning no later than the second-half of 2009.

        In early 2006, we engaged an expert third-party to undertake a comprehensive review of the S-band antenna amplifier degradation and its likely impact on the performance of the constellation as a whole. At that time, based in part on the third-party report, we concluded that, although there was risk, with the addition of the eight spare satellites in 2007, the constellation would continue to provide commercially viable two-way communication services until the next generation satellites begin to be launched in 2009. However, based on data collected in 2007 from satellite operations, we concluded in February 2007 that the degradation of the S-band functionality for two-way communications service is occurring at a faster rate than previously experienced and anticipated. In response, in consultation with outside experts, we have implemented innovative methods, and plan to continue to research additional measures, to attempt to ameliorate this problem, including modifying the configuration of our constellation as described above, changing the way our gateways operate with the satellites and experimenting with new antennas on our phones, thereby attempting to extend the life of the two-way communication capacity of the constellation. We have forecasted the time and duration of two-way service coverage at any particular location in our service area, and we have made this information available without charge to our customers and service providers, including our wholly owned operating subsidiaries, so that they may work with their subscribers to reduce the impact of the service interruptions in their respective service areas. Nonetheless, we expect the S-band antenna amplifier degradation to continue as the satellites age in orbit.

        We believe that if the degradation of the S-band antenna amplifiers continues at the current rate or further accelerates, and if we are unsuccessful in developing additional technical solutions, interruptions of two-way communications services will increase, and by some time in 2008 substantially all of our in-orbit satellites launched prior to 2007 will cease to be able to support two-way communications services. As the number of in-orbit satellites (other than the eight spare satellites launched in 2007) with properly functioning S-band antenna amplifiers decreases, even with optimized placement in orbit of the eight spare satellites, increasingly larger coverage gaps will occur over areas in which we currently provide two-way communications service. Two-way communications service will continue to be available, but at certain times in any given location it will take substantially longer to establish calls and the average duration of calls will be impacted adversely. This has materially adversely affected our ability to attract new subscribers and maintain our existing subscribers for our two-way communications services, equipment sales of two-way communication devices, ARPU and our results of operations and is likely to have a further material adverse effect on each of these in the future. If our subscriber base declines, our ability to attract and retain subscribers at higher rates when our second- generation constellation is placed in service may be affected adversely.

        During the year ended December 31, 2007, our retail average revenue per unit, or ARPU, decreased by 21% to $46.26 from $58.91 in 2006. In addition, our service revenue declined from $92.0 million to $78.3 million and our subscriber equipment sales declined from $44.6 million to $20.1 million. We believe that customer reaction to the S-band antenna amplifier degradation and our related price reductions have been the primary cause of these reductions. If we are unable to maintain our customer base for two-way communications service, our business and profitability may be further materially and adversely affected. In addition, after our second-generation satellite constellation becomes operational, we may face challenges in maintaining our current subscriber base for two-way communications service because we plan then to increase prices, consistent with market conditions, to reflect our improved two-way service and coverage.

Our business plan includes exploiting our ATC license in the United States by combining ATC services with our existing business. If we are unable to accomplish this effectively, our anticipated future revenues and profitability will be reduced and we will lose our investment in developing ATC services.

        We are licensed by the FCC to use a portion of our spectrum to provide ATC services in the United States in combination with our existing communication services. If we can integrate ATC services with our existing business, which will require us to make satisfactory arrangements with terrestrial wireless or other communications service providers, we will be able to use the spectrum currently licensed to us to provide an integrated telecommunications offering incorporating both our satellite and ground station system and a terrestrial-based cellular-like system. If successful, this will allow us to address a broader market for our products and services, thereby increasing our revenue and profitability and the value of our business. However, neither we nor any other company has yet successfully integrated a commercial ATC service with satellite services, and we may be unable to do so.

        Northern Sky Research estimates that development of an independent terrestrial network to provide ATC services could cost $2.5 to $3.0 billion in the United States alone. We do not expect to have sufficient capital resources to develop independently the terrestrial component of an ATC network. Therefore, in the foreseeable future full exploitation of our ATC opportunity will require us to lease portions of our ATC-licensed spectrum to, or form satisfactory partnerships, service contracts, joint ventures or other arrangements with, other telecommunications or spectrum-based service providers.

        Although we have entered into an agreement with Open Range Communications, Inc., or Open Range, that will permit Open Range to deploy service in certain rural geographic markets in the United States under our ATC authority, the agreement is contingent on receiving authority from the FCC to use an expanded portion of our spectrum for ATC services and any other FCC approval of the agreement which may be required and Open Range's completion of its equity and debt financing. We can give no assurance that these conditions will be satisfied, that FCC approval will be received or that the Open Range agreement will improve our revenues and profitability.

        We may not be able to establish other arrangements at all or on favorable terms and, if such arrangements are established, the other parties may not fulfill their obligations. If we are unable to form a suitable partnership or enter into service contract, joint venture agreement or additional leases, we may not be able to realize our plan to offer ATC services, which would limit our ability to expand our business and reduce our revenues and profitability, and adversely affect the value of our ATC license. In addition, in such event we will lose any resources we have invested in developing ATC services, which may be substantial.

        The FCC rules governing ATC are relatively new and are subject to interpretation. The scope of ATC services that we will be permitted and required to provide under our existing FCC license is unclear and we may be required to seek amendments to our ATC license to execute our business plan. The FCC's rules require ATC service providers to demonstrate that their mobile satellite and ATC services satisfy certain gating criteria, such as constituting an "integrated service offering," and maintain at least one in-orbit spare satellite. The FCC reserves the right to rescind ATC authority if the FCC determines that a licensee has failed to provide an "integrated service offering" or to comply with other gating criteria. It is therefore possible that we could lose our existing or future ATC authority, in which case we could lose all or much of our investment in developing ATC services, as well as future revenues from such services.

        On November 9, 2007, the FCC released a Notice of Proposed Rulemaking requesting comments on whether we should be authorized to provide ATC services in the portion of the S-band between 2483.5 and 2495 MHz and in the portion of the L-band that we do not share with Iridium. If the FCC fails to adopt all or a substantial portion of the proposed rule, our ATC strategy may be affected adversely and we may not realize some or all of the value we had hoped to receive from our ATC license.

        The development and operation of our ATC system may also infringe on unknown and unidentified intellectual property rights of other persons, which could require us to modify our business plan, thereby increasing our development costs and slowing our time to market. If we are unable to meet the regulatory requirements applicable to ATC services or develop or acquire the required technology, we may not be able to realize our plan to offer ATC services, which would decrease our revenues and profitability.

Implementation of our business plan depends on increased demand for wireless communications services via satellite, both for our existing services and products and for new services and products. If this increased demand does not occur, our revenues and profitability may not increase as we expect.

        Demand for wireless communication services via satellite may not grow, or may even shrink, either generally or in particular geographic markets, for particular types of services or during particular time periods. A lack of demand could impair our ability to sell our services and to develop and successfully market new services, or could exert downward pressure on prices, or both. This, in turn, could decrease our revenues and profitability and adversely affect our ability to increase our revenues and profitability over time.

        The success of our business plan will depend on a number of factors, including:

  •
  the level of market acceptance and demand for all of our services;

  •
  our ability to introduce new products and services that meet this market demand;

  •
  our ability to retain our existing voice and duplex data customers until we have launched our second-generation satellite constellation;

  •
  our ability to obtain additional business using our existing spectrum resources both in the United States and internationally;

  •
  our ability to control the costs of developing an integrated network providing related products and services;

  •
  our ability to market successfully our new Simplex products and services, especially our SPOT products and services;

  •
  our ability to develop and deploy innovative network management techniques to permit mobile devices to transition between satellite and terrestrial modes;

  •
  our ability to limit the effects of further degradation of, and to maintain the capacity and control of, our existing satellite network;

  •
  our ability to sell the equipment inventory on hand and under commitment to purchase from QUALCOMM;

  •
  our ability to complete the construction, delivery and launch of our second-generation satellites and, once launched, our ability to maintain their health, capacity and control; and

  •
  the effectiveness of our competitors in developing and offering similar products and services and in persuading our customers to switch service providers.

The implementation of our business plan and our ability to return to profitability assumes that we are able to continue to generate revenue and positive cash flow as our existing satellite constellation continues to age, and to deploy successfully our second-generation satellite constellation, both of which are contingent on a number of factors.

        As our existing satellite constellation has aged, our customers' ability to access our two-way communications service at all times and places has diminished and is continuing to diminish. Specifically, the degradation of the S-band antenna amplifier in our satellites launched prior to 2007, has continued although at a slower rate than we predicted in February 2007. Our ability to generate revenue and positive cash flow, at least until our second-generation satellite constellation is deployed and begins to generate revenue, will depend upon several factors, including whether:

  •
  we can maintain our existing two-way communications service customers;

  •
  the rate of S-band antenna amplifier degradation accelerates;

  •
  we can introduce successfully new product and service offerings;

  •
  we can continue to compete successfully against other mobile satellite service providers; and

  •
  the FCC or a regulatory body outside the United States takes actions that reduce the quantity or utility of our spectrum or limit our ability to use it as we wish.

        Our ability to generate revenue and cash flow has been adversely impacted by our need to reduce our prices for two-way communications services to seek to maintain our customer base despite issues affecting the performance of our network. Further, our business plan and our ability to return to profitability assume that we will be able to deploy successfully our second-generation satellite constellation. In order to do so, we are dependent on third parties, such as Thales Alenia Space and our Launch Provider, to build and launch our satellites. The construction of these satellites is technically complex and subject to construction and delivery delays that could result from a variety of causes, including the failure of third-party vendors to perform as anticipated and changes in the technical specifications of the satellites. Although we have entered into contracts with Thales Alenia Space that anticipate launch of our second-generation satellites beginning in the second-half of 2009, and we have arranged with Thales Alenia Space for acceleration of a portion of the initial 24 satellites by up to four months, there can be no assurance that the delivery of these satellites will be timely. We have not arranged an alternative source if Thales Alenia Space is unable or unwilling to fulfill these contracts. If Thales Alenia Space fails to deliver these initial satellites in a timely manner, our ability to meet our projected launch schedule would be materially adversely affected, and our operations and business plan, which assume a functioning second-generation satellite constellation by 2010, would be materially adversely affected.

        The launch of our second-generation satellite constellation is also subject to FCC approval. There could be a delay in obtaining this approval, caused by factors outside of our control, such as third-party opposition to our application. In addition, there is a remote possibility that the FCC could refuse to grant this approval.

        During any period of delay, we would not be generating the cash flow expected from our new constellation to fund its completion (including procuring replacement satellites) by 2014, and we may be unable to obtain additional financing on favorable terms, or at all, during periods of delay. A delay could also require rescheduling of the anticipated launch dates, and alternative launch slots may not be available within a reasonable period of time, which would also have a material adverse affect on our operations and financial condition.

We depend in large part on the efforts of third parties for the retail sale of our services and products. The inability of these third parties to sell our services and products successfully may decrease our revenue and profitability.

        For each of the years ended December 31, 2007 and 2006, approximately 90% of our revenue was derived from products and services sold through independent agents, dealers and resellers, including, outside the United States, independent gateway operators. If these third parties are unable to market our products and services successfully, our revenue and profitability may decrease.

We depend on independent gateway operators to market our services in important regions around the world. If the independent gateway operators are unable to do this successfully, we will not be able to grow our business in those areas as rapidly as we expect.

        Although we derive most of our revenue from retail sales to end users in the United States, Canada, a portion of Western Europe, Central America and the northern portion of South America, either directly or through agents, dealers and resellers, we depend on independent gateway operators to purchase, install, operate and maintain gateway equipment, to sell phones and data user terminals, and to market our services in other regions where these independent gateway operators hold exclusive or non-exclusive rights. Not all of the independent gateway operators have been successful and, in some regions, they have not initiated service or sold as much usage as originally anticipated. Some of the independent gateway operators are not earning revenues sufficient to fund their operating costs. If they are unable to continue in business, we will lose the revenue we receive for selling equipment to them and providing services to their customers. Although we have implemented a strategy for the acquisition of certain independent gateway operators when circumstances permit, we may not be able to continue to implement this strategy on favorable terms and may not be able to realize the additional efficiencies that we anticipate from this strategy. In some regions it is impracticable to acquire the independent gateway operators either because local regulatory requirements or business or cultural norms do not permit an acquisition, because the expected revenue increase from an acquisition would be insufficient to justify the transaction, or because the independent gateway operator will not sell at a price acceptable to us. In those regions, our revenue and profits may be adversely affected if those independent gateway operators do not fulfill their own business plans to increase substantially their sales of services and products.

        Our success in generating sufficient cash from operations to fund a portion of the cost of our second-generation satellite constellation will depend in part on the market acceptance and success of our new SPOT satellite messenger and other Simplex products and services, which may not occur.

        In 2007, we launched new products to expand the scope of our Simplex services. On November 1, 2007, we introduced the SPOT satellite messenger, aimed at both recreational and commercial customers who require personal tracking, emergency location and messaging solutions that operate beyond the range of traditional terrestrial and wireless communications.

        The market for our SPOT satellite messenger is new and untested. We cannot predict with certainty the potential demand for the services we plan to offer or the extent to which we will be able to meet that demand. Although a survey has assessed the potential addressable market for SPOT products and services in North America at 50 million units, the actual size of the market is unknown and subject to significant uncertainty. Our objective is to capture 2-3% of that market by the end of 2010, but we cannot assure you that we will reach that goal. Demand for our Simplex offerings in general, in particular geographic markets, for particular types of services or during particular time periods may not enable us to generate sufficient positive cash flow to fund a portion of the cost of our second-generation satellite constellation. Among other things, end user acceptance of our Simplex offerings will depend upon:

  •
  the actual size of the addressable market;

  •
  our ability to provide attractive service offerings at competitive prices to our target markets;

  •
  the cost and availability of user equipment, including the data modems that operate on our network;

  •
  the effectiveness of our competitors in developing and offering alternate technologies or lower priced services; and

  •
  general and local economic conditions.

        Our business plan assumes a rapidly growing subscriber base for Simplex products. If we cannot implement this business plan successfully and gain market acceptance for these planned Simplex products and services, our business, financial condition, results of operations and liquidity could be materially and adversely affected.

        Because SPOT products and services will be used in isolated and, in some cases, dangerous locations, we cannot predict whether users of the device who suffer injury or death may seek to assert claims against us alleging failure of the device to facilitate timely emergency response. Although we will seek to limit our exposure to any such claims through appropriate disclaimers and liability insurance coverage, we cannot assure investors that the disclaimers will be effective, claims will not arise or insurance coverage will be sufficient.

We have incurred substantial obligations to purchase equipment and services.

        As of December 31, 2007, we had outstanding purchase obligations of over $1.12 billion (a majority of which is denominated in Euros) related to the procurement and deployment of our second-generation satellite constellation and related ground installations, the purchase of mobile phones and related equipment and other contractual obligations. The nature of these purchases requires us to enter into long-term fixed price contracts. We could cancel some of these purchase commitments, subject to the incurrence of specified cancellation penalties. We do not currently have and have not arranged all of the funds necessary to fulfill these purchase commitments and may not be able to obtain them.

        In addition, our cost of services is comprised primarily of network operating costs, which are generally fixed in nature. Accordingly, we are generally unable to adjust our operating costs or capital expenditures to match fluctuations in our revenue.

We must generate significant cash from operations and have to raise additional capital in order to complete our second-generation satellite constellation.

        We estimate the total capital costs of procuring and deploying our second-generation satellite constellation and related upgrades to be approximately $1.25 billion (including certain discretionary ground segment upgrades). As of December 31, 2007, we had incurred approximately $221.1 million (excluding internal costs, capitalized interest but including $74.7 million which is held in escrow pursuant to the contract for the procurement of our second-generation satellite constellation to secure our payment obligations under that contract) of this amount. We estimate approximately $633.4 million (excluding estimated costs of ground infrastructure upgrades and initial payments related to the second batch of 24 satellites) will be incurred from January 1, 2008 through the third quarter of 2010, when we anticipate the launching of 24 second-generation satellites will be complete. We plan to fund approximately $118.4 million of this amount from cash on hand (including our restricted funds held in escrow as described above), $150.0 million ($50.0 million of which was drawn at December 31, 2007) from our credit facility, and approximately $415.0 million with cash from operations and from other sources of funding including but not limited to the sale of debt, equity or a combination of both. Our cash needs could increase depending on, for example, our operational requirements and continued declines in the value of the U.S. dollar against the Euro.

        Our ability to generate a portion of the required $415.0 million from operations by late 2010 depends on our ability to generate substantial earnings from our new SPOT satellite messenger and other Simplex products and to maintain our current level of revenue from subscribers for two-way communications service. We introduced SPOT products and services to consumers in November 2007; accordingly the commercial success of this product is uncertain. After 2010, our ability to generate sufficient cash from operations to complete construction of our second- generation satellite constellation is based on the continued success of these Simplex product offerings, and assumes that we are able to transition our then-existing two-way subscriber base to significantly increased ARPU through, and add new two-way subscribers at, higher priced service offerings consistent with expected prevailing market prices and the enhanced capabilities, increased service quality and broader coverage area we expect following the deployment of our second-generation satellite constellation.

        To meet the cost requirements for completing the procurement and deployment of our second-generation satellite constellation, we expect that we will need to obtain substantial funding from third-party sources. This funding may not be available to us on acceptable terms, or at all, if our future revenues or cash flow are below our expectations, whether as a result of the impact on our two-way subscriber base from degradation of our existing constellation, our failure to generate sufficient revenue from our new SPOT satellite messenger and other Simplex products or for any other reason. If we are unable to generate sufficient cash from operations and from additional capital sources and are therefore unable to fund the procurement and deployment of our second- generation satellite constellation in the time period described above, our results of operations, financial condition and liquidity would be materially and adversely affected.

        Moreover, if for any other reason we are unable to deploy our second-generation satellite constellation before our current constellation ceases to provide commercially viable service, we are likely to lose subscribers, and will incur a further decline in revenues and profitability as our ability to provide commercially viable service declines.

We currently are unable to offer service in important regions of the world due to the absence of gateways in those areas, which is limiting our growth and our ability to compete.

        Our objective is to establish a worldwide service network, either directly or through independent gateway operators, but to date we have been unable to do so in certain areas of the world and we may not succeed in doing so in the future. We have been unable to find capable independent gateway operators for several important regions and countries, including Eastern and Southern Africa, India, and certain parts of Southeast Asia. In addition to the lack of global service availability, cost-effective roaming is not yet available in certain countries because the independent gateway operators have been unable to reach business arrangements with one another. This could reduce overall demand for our products and services and undermine our value for potential users who require service in these areas.

Rapid and significant technological changes in the satellite communications industry may impair our competitive position and require us to make significant additional capital expenditures.

        The hardware and software utilized in operating our gateways were designed and manufactured over 10 years ago and portions are becoming obsolete. As they continue to age, they may become less reliable and will be more difficult and expensive to service. Although we maintain inventories of spare parts, it nonetheless may be difficult or impossible to obtain all necessary replacement parts for the hardware. Our business plan contemplates updating or replacing this hardware and software, and we are negotiating with manufacturers to upgrade our gateways for our second-generation constellation, but we may not be successful in these efforts, and the cost may exceed our estimates. We expect to face competition in the future from companies using new technologies and new satellite systems. The space and communications industries are subject to rapid advances and innovations in technology. New technology could render our system obsolete or less competitive by satisfying consumer demand in more attractive ways or through the introduction of incompatible standards. Particular technological developments that could adversely affect us include the deployment by our competitors of new satellites with greater power, greater flexibility, greater efficiency or greater capabilities, as well as continuing improvements in terrestrial wireless technologies. For us to keep up with technological changes and remain competitive, we will need to make significant capital expenditures. Customer acceptance of the services and products that we offer will continually be affected by technology-based differences in our product and service offerings. New technologies may be protected by patents or other intellectual property laws and therefore may not be available to us.

A natural disaster could diminish our ability to provide communications service.

        Natural disasters could damage or destroy our ground stations resulting in a disruption of service to our customers. In addition, the collateral effects of such disasters such as flooding may impair the functioning of our ground equipment. If a natural disaster were to impair or destroy any of our ground facilities, we might be unable to provide service to our customers in the affected area for a period of time. Even if our gateways are not affected by natural disasters, our service could be disrupted if a natural disaster damages the public switch telephone network or terrestrial wireless networks or our ability to connect to the public switch telephone network or terrestrial wireless networks. Such failure or service disruptions could harm our business and results of operations.

We may not be able to launch our satellites successfully. Loss of a satellite during launch could delay or impair our ability to offer our services or reduce our revenues and launch insurance will not fully cover this risk.

        We have in the past insured the launch of our satellites, but we do not insure our existing satellites during their remaining in-orbit operational lives. Insurance proceeds would likely be available in the event of a launch failure, but acquiring replacements for any of the satellites will cause a delay in the deployment of our second-generation constellation and any insurance proceeds would not cover lost revenue.

        We anticipate our launch failure insurance policy to include specified exclusions, deductibles and material change limitations. Some (but not all) exclusions could include damage arising from acts of war, anti-satellite devices and other similar potential risks for which exclusions were customary in the industry at the time the policy was written.

        If launch insurance rates were to rise substantially, our future launch costs would increase. In addition, in light of increasing costs, the scope of insurance exclusions and limitations on the nature of the losses for which we can obtain insurance, or other business reasons, we may conclude that it does not make business sense to obtain third-party insurance and may decide to pursue other strategies for mitigating the risk of a satellite launch failure, such as purchasing additional spare satellites or obtaining relaunch guaranties from the launch provider. It is also possible that insurance could become unavailable, either generally or for a specific launch vehicle, or that new insurance could be subject to broader exclusions on coverage, in which event we would bear the risk of launch failures.

An FCC decision to license a second CDMA operator in our band, or to take other steps that would reduce our existing spectrum allocation or impose additional spectrum sharing agreements on us, could adversely affect our services and operations.

        Under the FCC's plan for mobile satellite services in our frequency bands, we must share frequencies in the United States with other licensed mobile satellite services operators. To date, there are no other authorized CDMA-based mobile satellite services operators and no pending applications for authorization. However, there is a potential German CDMA system called Courier which may be built and which may use our frequencies. We may be required to share spectrum with this system or other systems that are not currently licensed by the U.S. or any other jurisdiction.

Spectrum values historically have been volatile, which could cause the value of our company to fluctuate.

        Our business plan is evolving and it may include forming strategic partnerships to maximize value for our spectrum, network assets and combined service offerings in the United States and internationally. Value that we may be able to realize from such partnerships will depend in part on the value ascribed to our spectrum. Valuations of spectrum in other frequency bands historically have been volatile, and we cannot predict at what amount a future partner may be willing to value our spectrum and other assets. In addition, to the extent that the FCC takes action that makes additional spectrum available or promotes the more flexible use or greater availability (e.g., via spectrum leasing or new spectrum sales) of existing satellite or terrestrial spectrum allocations, the availability of such additional spectrum could reduce the value of our spectrum authorizations and business.

We face intense competition in all of our markets, which could result in a loss of customers and lower revenues and make it more difficult for us to enter new markets.

  Satellite-based Competitors

        There are currently five other satellite operators providing services similar to ours on a global or regional basis: Iridium, Inmarsat, MSV, Thuraya Satellite Telecommunications Company and Asia Cellular Satellite. In addition, ICO Global Communications (Holdings) Limited and TerreStar Corporation plan to launch their new satellite systems within the next few years and MSV plans to launch a new high-capacity satellite in 2009. The provision of satellite-based products and services is subject to downward price pressure when the capacity exceeds demand.

        Although we believe there is currently no commercially available product comparable to our new SPOT satellite messenger product, other providers of satellite—based products could introduce their own similar products if the SPOT product is successful, which may materially adversely affect our business plan. In addition, we may face competition from new competitors or new technologies. With so many companies targeting many of the same customers, we may not be able to retain successfully our existing customers and attract new customers and as a result may not grow our customer base and revenue.

  Terrestrial Competitors

        In addition to our satellite-based competitors, terrestrial wireless voice and data service providers are expanding into rural and remote areas and providing the same general types of services and products that we provide through our satellite-based system. Many of these companies have greater resources, greater name recognition and newer technologies than we do. Industry consolidation could adversely affect us by increasing the scale or scope of our competitors and thereby making it more difficult for us to compete. We could lose market share and revenue as a result of increasing competition from the extension of land-based communication services.

        Although satellite communications services and ground-based communications services are not perfect substitutes, the two compete in certain markets and for certain services. Consumers generally perceive wireless voice communication products and services as cheaper and more convenient than satellite-based ones.

        Additionally, the extension of terrestrial telecommunications services to regions previously underserved or not served by wireline or wireless services may reduce demand for our service in those regions. These land-based telecommunications services have been built quickly; therefore, demand for our products and services may decline in these areas more rapidly than we assumed in formulating our business plan. This development has led, in part, to our efforts to identify and sell into geographically remote markets and further the deployment of user terminals and data products in these markets. If we are unable to attract new customers in these regions, our customer base may decrease, which could have a material adverse effect on our business prospects, financial condition and results of operations.

  ATC Competitors

        We also expect to compete with a number of other existing and future wireless providers that may develop ATC integrated networks. For example, MSV has received a license from the FCC to operate an ATC network, and Terrestar filed an application for ATC authority in September 2007. Other competitors are expected to seek approval from the FCC to operate ATC services. Any of these competitors could offer an integrated satellite and terrestrial network before we do, could combine with terrestrial networks that provide them with greater financial or operational flexibility than we have, or could offer an ATC network that customers prefer over ours.

The loss of customers, particularly our large customers, may reduce our future revenues.

        We may lose customers due to competition, consolidation, regulatory developments, business developments affecting our customers or their customers, the anticipated constellation degradation or a more rapid than anticipated degradation of our constellation or for other reasons. Our top 10 customers for the years ended December 31, 2007 and 2006 accounted for, in the aggregate, approximately 16% and 22% of our total revenues of $98.4 million and $136.7 million, respectively. For the years ended December 31, 2007 and 2006, revenues from our largest customer were $6.2 million or 6%, and $5.4 million or 4% of our total revenues, respectively. If we fail to maintain our relationships with our major customers, if we lose them and fail to replace them with other similar customers, or if we experience reduced demand from our major customers, our profitability could be significantly reduced through the loss of these revenues. In addition, we may be required to record additional costs to the extent that amounts due from these customers become uncollectible. More generally, our customers may fail to renew or may cancel their service contracts with us, which could negatively affect future revenues and profitability. After our second-generation satellite constellation becomes operational, we may face challenge in maintaining our existing subscriber base for two-way communications service because we plan then to increase prices, consistent with market conditions, to reflect our improved two-way service and coverage.

        Our customers include multiple agencies of the U.S. government. Service sales to U.S. government agencies constituted approximately 11% and 10% of our total service revenue for the years ended December 31, 2007 and 2006, respectively. Government sales are made pursuant to individual purchase orders placed from time to time by the governmental agencies and are not related to long-term contracts. U.S. government agencies may terminate their business with us at any time without penalty and are subject to changes in government budgets and appropriations.

Our business is subject to extensive government regulation, which mandates how we may operate our business and may increase our cost of providing services, slow our expansion into new markets and subject our services to additional competitive pressures.

        Our ownership and operation of wireless communication systems are subject to significant regulation in the United States by the FCC and in foreign jurisdictions by similar local authorities. The rules and regulations of the FCC or these foreign authorities may change and may not continue to permit our operations as presently conducted or as we plan to conduct them. For example, the FCC has cancelled and refused to date to reinstate our license for spectrum in the 2 GHz band and has since licensed this spectrum to other entities for their mobile satellite service systems.

        Failure to provide services in accordance with the terms of our licenses or failure to operate our satellites, ground stations, or other terrestrial facilities (including those necessary to provide ATC services) as required by our licenses and applicable government regulations could result in the imposition of government sanctions against us, up to and including cancellation of our licenses.

        The FCC may require us to obtain separate authorization to launch and operate replacement satellites if it concludes that these satellites are not "technically identical" to those authorized by our existing license. Although we believe that our replacement satellites will be "technically identical" in this fashion, we cannot assure you that the FCC will reach a similar conclusion. If the FCC reaches a different conclusion, we may need to obtain a separate FCC authority prior to launching or operating these replacement satellites, which authority may not be obtained.

        Our system must be authorized in each of the markets in which we or the independent gateway operators provide service. We and the independent gateway operators may not be able to obtain or retain all regulatory approvals needed for operations. For example, the company with which Old Globalstar contracted to establish an independent gateway operation in South Africa was unable to obtain an operating license from the Republic of South Africa and abandoned the business in 2001. Regulatory changes, such as those resulting from judicial decisions or adoption of treaties, legislation or regulation in countries where we operate or intend to operate, may also significantly affect our business. Because regulations in each country are different, we may not be aware if some of the independent gateway operators and/or persons with which we or they do business do not hold the requisite licenses and approvals.

        Our current regulatory approvals could now be, or could become, insufficient in the view of foreign regulatory authorities. Furthermore, any additional necessary approvals may not be granted on a timely basis, or at all, in all jurisdictions in which we wish to offer services, and applicable restrictions in those jurisdictions could become unduly burdensome.

        Our operations are subject to certain regulations of the United States State Department's Directorate of Defense Trade Controls (i.e., the export of satellites and related technical data), United States Treasury Department's Office of Foreign Assets Control (i.e., financial transactions) and the United States Commerce Department's Bureau of Industry and Security (i.e., our gateways and phones). These regulations may limit or delay our ability to operate in a particular country. As new laws and regulations are issued, we may be required to modify our business plans or operations. If we fail to comply with these regulations in any country, we could be subject to sanctions that could affect, materially and adversely, our ability to operate in that country. Failure to obtain the authorizations necessary to use our assigned radio frequency spectrum and to distribute our products in certain countries could have a material adverse effect on our ability to generate revenue and on our overall competitive position.

If we do not develop, acquire and maintain proprietary information and intellectual property rights, it could limit the growth of our business and reduce our market share.

        Our business depends on technical knowledge, and we believe that our future success is based, in part, on our ability to keep up with new technological developments and incorporate them in our products and services. We own or have the right to use our patents, work products, inventions, designs, software, systems and similar know-how. Although we have taken diligent steps to protect that information, the information may be disclosed to others or others may independently develop similar information, systems and know-how. Protection of our information, systems and know-how may result in litigation, the cost of which could be substantial. Third parties may assert claims that our products or services infringe on their proprietary rights. Any such claims, if made, may prevent or limit our sales of products or services or increase our costs of sales. Although no third party has filed a lawsuit or asserted a written claim against us for allegedly infringing on its proprietary rights, such claims could be made in the future.

        Much of the software we require to support critical gateway operations is licensed from third parties, including QUALCOMM and Space Systems/Loral Inc., and was developed or customized specifically for our use. Software to support customer service functions, such as billing, is also licensed from third parties and was developed or customized specifically for our use. If the third party licensors were to cease to support and service the software, or the licenses were to no longer be available on commercially reasonable terms, it may be difficult, expensive or impossible to obtain such services from alternative vendors. Replacing such software could be difficult, time consuming and expensive, and might require us to obtain substitute technology with lower quality or performance standards or at a greater cost.

We face special risks by doing business in developing markets, including currency and expropriation risks, which could increase our costs or reduce our revenues in these areas.

        Although our most economically important geographic markets currently are the United States and Canada, we have substantial markets for our mobile satellite services in, and our business plan includes, developing countries or regions that are underserved by existing telecommunications systems, such as rural Venezuela and Central America. Developing countries are more likely than industrialized countries to experience market, currency and interest rate fluctuations and may have higher inflation. In addition, these countries present risks relating to government policy, price, wage and exchange controls, social instability, expropriation and other adverse economic, political and diplomatic conditions.

        Although a majority of our revenues are received in U.S. dollars, and our independent gateway operators are required to pay us in U.S. dollars, limited availability of U.S. currency in some local markets or governmental controls on the export of currency may prevent an independent gateway operator from making payments in U.S. dollars or delay the availability of payment due to foreign bank currency processing and approval. In addition, exchange rate fluctuations may affect our ability to control the prices charged for the independent gateway operators' services.

Fluctuations in currency exchange rates may adversely impact our financial results.

        Our operations involve transactions in a variety of currencies. Sales denominated in foreign currencies primarily involve the Canadian dollar and the Euro. A substantial majority of our obligations, including the funds held in escrow to secure our payment obligations, under the contract for construction of our second-generation satellite constellation are denominated in Euros. Accordingly, our operating results may be significantly affected by fluctuations in the exchange rates for these currencies, and increases in the value of the Euro compared to the U.S. dollar have effectively substantially increased the Euro-denominated costs of procuring our second-generation satellite constellation and related ground facilities. Further declines in the dollar will exacerbate this problem. A 1% decline in the dollar vis-à-vis the Euro would increase our committed purchase obligations by approximately $7.4 million. Approximately 37% and 33% of our total sales were to retail customers in Canada, Europe and Venezuela during the years ended December 31, 2007 and 2006, respectively. Our results of operations for the years ended December 31, 2007 and 2006 reflected income of $8.2 million and a loss of $4.0 million, respectively, on foreign currency transactions. Our exposure to fluctuations in currency exchange rates has increased significantly as a result of our satellite contracts. We may be unable to offset unfavorable currency movements as they adversely effect our revenue and expenses or to hedge them effectively. Our inability to do so could have a substantial negative impact on our operating results and cash flows.

If we become subject to unanticipated foreign tax liabilities, it could materially increase our costs.

        We operate in various foreign tax jurisdictions. We believe that we have complied in all material respects with our obligations to pay taxes in these jurisdictions. However, our position is subject to review and possible challenge by the taxing authorities of these jurisdictions. If the applicable taxing authorities were to challenge successfully our current tax positions, or if there were changes in the manner in which we conduct our activities, we could become subject to material unanticipated tax liabilities. We may also become subject to additional tax liabilities as a result of changes in tax laws, which could in certain circumstances have a retroactive effect.

We rely on a limited number of key vendors for timely supply of equipment and services. If our key vendors fail to provide equipment and services to us, we may face difficulties in finding alternative sources and may not be able to operate our business successfully.

        We depend on QUALCOMM for gateway hardware and software, and also as the exclusive manufacturer of phones using the IS 41 CDMA North American standard, which incorporates QUALCOMM proprietary technology. Ericsson OMC Limited and Telit, which until 2000 manufactured phones and other products for us, have discontinued manufacturing these products, and QUALCOMM may choose to terminate its business relationship with us when its current contractual obligations are completed in approximately three years. In addition, we currently have a maintenance and support contract with QUALCOMM that we must negotiate annually. If QUALCOMM terminates any one of these relationships, we may not be able to find a replacement supplier. Although the QUALCOMM relationship might be replaced, there could be a substantial period of time in which our products or services are not available and any new relationship may involve a significantly different cost structure, development schedule and delivery times.

        We depend on Axonn L.L.C. to produce and sell the data modems through which we provide our Simplex service, including our new SPOT satellite messenger products, which incorporate Axonn proprietary technology. Axonn is currently our sole source for obtaining these data modems. If Axonn were to cease producing and selling these data modems, in order to continue to expand our Simplex service, we would either have to acquire from Axonn the right to have the modems manufactured by another vendor or develop a modem that did not rely on Axonn's proprietary technology. We have no long-term contract with Axonn for the production and sale of these data modems.

Pursuing strategic transactions may cause us to incur additional risks.

        We may pursue acquisitions, joint ventures or other strategic transactions on an opportunistic basis, although no such transactions that would be financially significant to us are probable at this time. We may face costs and risks arising from any such transactions, including integrating a new business into our business or managing a joint venture. These may include legal, organizational, financial and other costs and risks.

        In addition, if we were to choose to engage in any major business combination or similar strategic transaction, we may require significant external financing in connection with the transaction. Depending on market conditions, investor perceptions of us and other factors, we may not be able to obtain capital on acceptable terms, in acceptable amounts or at appropriate times to implement any such transaction. Any such financing, if obtained, may further dilute our existing stockholders.

Our indebtedness could impair our ability to react to changes in our business and may limit our ability to use debt to fund future capital needs.

        Our indebtedness could adversely affect our financial condition. If the $150.0 million in committed facilities under our restated and amended credit agreement had been drawn fully at December 31, 2007, our indebtedness would have been $150.0 million. This would have resulted in annual interest expense of approximately $16.5 million, assuming an interest rate of 11.0%. In addition, we anticipate incurring additional indebtedness in connection with our future business plans. Our indebtedness could:

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  require us to dedicate a substantial portion of our cash flow from operations to principal payments on our debt in years when the debt matures, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate expenditures;

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  result in an event of default if we fail to comply with the restrictive covenants contained in our credit agreement, which event of default could result in all of our debt becoming immediately due and payable;

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  increase our vulnerability to adverse general economic or industry conditions because our debt could mature at a time when those conditions make it difficult to refinance and our cash flow is insufficient to repay the debt in full, forcing us to sell assets at disadvantageous prices or to default on the debt;

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  limit our flexibility in planning for, or reacting to, competition and/or changes in our business or our industry by limiting our ability to incur additional debt, to make acquisitions and divestitures or to engage in transactions that could be beneficial to us;

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  restrict us from making strategic acquisitions, introducing new products or services or exploiting business opportunities; and

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  place us at a competitive disadvantage relative to competitors that have less debt or greater financial resources.

        Furthermore, if an event of default were to occur with respect to our credit agreement or other indebtedness, our creditors could accelerate the maturity of our indebtedness. Our indebtedness under our credit agreement is secured by a lien on substantially all of our assets and the assets of our domestic subsidiaries and the lenders could foreclose on these assets to repay the indebtedness.

        Our ability to make scheduled payments on or to refinance indebtedness obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to sell assets, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful or feasible. Our credit agreement restricts our ability to sell assets. Even if we could consummate those sales, the proceeds that we realize from them may not be adequate to meet any debt service obligations then due.

We plan to incur additional indebtedness or other obligations in the future, which would exacerbate the risks discussed above.

        Our credit agreement permits us to incur, in addition to the $150.0 million of revolving credit and delayed draw term loans that Thermo Funding Company LLC, or Thermo Funding, has advanced under the credit agreement, other indebtedness under certain conditions, including up to $250.0 million of additional equally and ratably secured, pari passu, term loans, up to $200.0 million of unsecured debt and up to $25.0 million of purchase money indebtedness or capitalized leases. We may incur this additional indebtedness only if no event of default under our credit agreement then exists and if we are in pro forma compliance with all of the financial covenants of our credit agreement. Our credit agreement also permits us to incur obligations that do not constitute "indebtedness" as defined in the credit agreement, including obligations to satellite vendors that are not evidenced by a note and not secured by assets other than those purchased with such obligations. To the extent additional debt or other obligations are added to our currently anticipated debt levels, the substantial indebtedness risks described above would increase.

        We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

A decrease in interest rates will cause us to incur a further loss on our derivative instrument.

        We utilize a derivative instrument in the form of an interest rate swap agreement to minimize our risk from interest rate fluctuations relating to our variable rate credit agreement. The swap agreement does not qualify for hedge accounting treatment. Accordingly, changes in the fair value of the agreement must be recognized as "Interest rate derivative gain (loss)" over the life of the agreement. In 2007 and 2006, we recognized losses of $3.2 million and $2.7 million, respectively, on this agreement. Further decreases in market interest rates will result in us incurring further losses.

Restrictive covenants in our credit agreement impose restrictions that may limit our operating and financial flexibility.

        Our credit agreement contains a number of significant restrictions and covenants that limit our ability to:

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  incur or guarantee additional indebtedness;

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  pay dividends or make distributions to our stockholders;

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  make investments, acquisitions or capital expenditures;

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  repurchase or redeem capital stock or subordinated indebtedness;

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  grant liens on our assets;

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  incur restrictions on the ability of our subsidiaries to pay dividends or to make other payments to us;

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  enter into transactions with our affiliates;

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  incur obligations to vendors of satellites;

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  merge or consolidate with other entities or transfer all or substantially all of our assets; and

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  transfer or sell assets.

        Complying with these restrictive covenants, as well as those that may be contained in any agreements governing future indebtedness, including any Debt Securities, may impair our ability to finance our operations or capital needs or to take advantage of other favorable business opportunities. Our ability to comply with these restrictive covenants will depend on our future performance, which may be affected by events beyond our control. If we violate any of these covenants and are unable to obtain waivers, we would be in default under the agreement and payment of the indebtedness could be accelerated. The acceleration of our indebtedness under one agreement may permit acceleration of indebtedness under other agreements that contain cross-default or cross-acceleration provisions. If our indebtedness is accelerated, we may not be able to repay our indebtedness or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. If our indebtedness is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the common stock and may make it more difficult for us to successfully execute our business plan and compete against companies who are not subject to such restrictions. Furthermore, our ability to draw on our credit facility is subject to conditions, including the absence of a material adverse change after September 30, 2007 in our business or financial condition, other than a change resulting from existing and future first-generation satellite constellation degradation or failure issues.

We are a defendant in a shareholder class action lawsuit arising out of our initial public offering in 2006 and consumer class action lawsuits and we may be involved in additional litigation in the future.

        On February 9, 2007, the first of three purported class action lawsuits was filed against us, our Chief Executive Officer ("CEO") and our Chief Financial Officer ("CFO") in the United States District Court for the Southern District of New York alleging that our registration statement related to our initial public offering ("IPO") in November 2006 contained material misstatements and omissions. The Court consolidated the three cases as Ladmen Partners, Inc. v. Globalstar, Inc., et al., Case No. 1:07-CV-0976 (LAP), and appointed Connecticut Laborers' Pension Fund as lead plaintiff. On August 15, 2007, the lead plaintiff filed its Securities Class Action Consolidated Amended Complaint. The Amended Complaint reasserts claims against us and our CEO and CFO, and adds as defendants the three co-lead underwriters of the IPO, Wachovia Capital Markets, LLC, JPMorgan Securities, Inc. and Jefferies & Company, Inc. It cites a drop in the trading price of our common stock that followed our filing, on February 5, 2007, of a Current Report of Form 8-K relating in part to changes in the condition of our satellite constellation. It seeks, on behalf of a class of purchasers of our common stock who purchased shares in the IPO, recovery of damages under Sections 11 and 15 of the Securities Act of 1933 and rescission under Section 12(a)(2) of the Securities Act of 1933. On November 15, 2007, plaintiffs filed their Second Amended Complaint. Defendants' response and motion to dismiss was filed on February 15, 2008. The Plaintiff's response to these motions is due April 15, 2008 in accordance with the Court's scheduling order. We intend to continue to defend the matter vigorously.

        On April 7, 2007, Kenneth Stickrath and Sharan Stickrath filed a purported class action complaint against us in the U.S. District Court for the Northern District of California (Case No: 07-CV-01941 THE). The complaint is based on alleged violations of California Business & Professions Code § 17200 and California Civil Code § 1750, et seq., the Consumers' Legal Remedies Act. Plaintiffs allege that members of the proposed class suffered damages from March 2003 to the present because we did not perform according to our representations with respect to coverage and reliability. Plaintiffs claim that the amount in controversy exceeds $5.0 million but do not allege any particular actual damages incurred. Plaintiffs amended their complaint on June 29, 2007, and we filed a motion to dismiss the complaint on July 6, 2007. On September 25, 2007, the court issued an order granting in part and denying in part our motion. Subsequently, on October 17, 2007, the plaintiffs filed their Second Amended Complaint, and we filed our Objections to Plaintiffs' First Set of Requests for Production of Documents. A hearing on our motion to dismiss the Second Amended Compliant was held on February 5, 2008. On February 6, 2008, the judge granted our motion in part and denied it in part. Discovery related solely to the issue of certification of the class is ongoing.

        On April 24, 2007, Mr. Jean-Pierre Barrette filed a motion for Authorization to Institute a Class Action in Quebec, Canada, Superior Court against Globalstar Canada. Mr. Barrette asserts claims based on Quebec law related to his alleged problems with Globalstar Canada's service. We moved to disqualify Mr. Barrette because of his association with the law firm representing plaintiffs and to transfer the case to the district of Montreal. The court recently granted our motion for a change of venue, and plaintiff's counsel substituted a new designated representative of the purported class. The case is now known as Steve Poisson v. Globalstar Canada Satellite Co., No. 500-06-000417-077. Plaintiff has not specified what remedies he is seeking.

        We cannot assure you that we will prevail in these lawsuits. Failure to prevail in any or all actions could have a material adverse effect on our consolidated financial position, results of operations and cash flows in the future.

        In addition, in the past, we have, and may in the future, become subject to other types of litigation. Litigation is often expensive and diverts management's attention and resources, which could materially and adversely affect our business.

Risks Related to Our Common Stock

We do not expect to pay dividends on our common stock in the foreseeable future.

        We do not expect to pay cash dividends on our common stock, including any common stock offered. Any future dividend payments are within the discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, contractual restrictions, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant. We may not generate sufficient cash from operations in the future to pay dividends on our common stock. Our credit agreement currently prohibits the payment of cash dividends.

The market price of our common stock is volatile and there is a limited market for our shares.

        The trading price of our common stock is subject to wide fluctuations. Factors affecting the trading price of our common stock may include:

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  actual or anticipated variations in our operating results;

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  further failure in the performance of our current or future satellites or a delay in the launch of our second-generation satellites;

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  failure to obtain adequate financing in a timely manner;

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  changes in financial estimates by research analysts, or any failure by us to meet or exceed any such estimates, or changes in the recommendations of any research analysts that elect to follow our common stock or the common stock of our competitors;

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  actual or anticipated changes in economic, political or market conditions, such as recessions or international currency fluctuations;

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  actual or anticipated changes in the regulatory environment affecting our industry;

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  actual or anticipated sales of common stock by our controlling stockholder;

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  changes in the market valuations of our industry peers; and

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  announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives.

        The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. You may be unable to resell your shares of our common stock at or above the initial purchase price. Additionally, because we are a controlled company there is a limited market for our common stock and we cannot assure you that a trading market will develop further or be maintained.

        Trading volume for our common stock historically has been low. Sales of significant amounts of shares of our common stock in the public market could lower the market price of our stock.

The future issuance of additional shares of our common stock could cause dilution of ownership interests and adversely affect our stock price.

        We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of our current stockholders. We are currently authorized to issue 800 million shares of common stock, of which approximately 83.7 million were issued and outstanding as of December 31, 2007 and 716.3 million were available for future issuance. The potential issuance of such additional shares of common stock, whether directly or pursuant to any conversion right of any convertible securities, may create downward pressure on the trading price of our common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock for capital raising or other business purposes. Future sales of substantial amounts of common stock, or the perception that sales could occur, could have a material adverse effect on the price of our common stock. Holders of Debt Securities sold pursuant to this prospectus will be preferred in right of payment to the holder of our preferred and common stock.

We may issue shares of preferred stock or debt securities with greater rights than our common stock.

        Subject to the rules of The NASDAQ Global Select Market, our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of our common stock. Currently, there are 100 million shares of preferred stock authorized but none issued. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than holders of our common stock.

If persons engage in short sales of our common stock, the price of our common stock may decline.

        Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. Holders of our securities could, therefore, experience a decline in the value of their investment as a result of short sales of our common stock.

Provisions in our charter documents and credit agreement and provisions of Delaware law may discourage takeovers, which could affect the rights of holders of our common stock.

        Provisions of Delaware law and our amended and restated certificate of incorporation, amended and restated bylaws and our credit agreement could hamper a third party's acquisition of us or discourage a third party from attempting to acquire control of us. These provisions include:

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  the absence of cumulative voting in the election of our directors, which means that the holders of a majority of our common stock may elect all of the directors standing for election;

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  the ability of our board of directors to issue preferred stock with voting rights or with rights senior to those of the common stock without any further vote or action by the holders of our common stock;

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  the division of our board of directors into three separate classes serving staggered three-year terms;

  •
  the ability of our stockholders, at such time when Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, to remove our directors only for cause and only by the vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote in the election of directors;

  •
  prohibitions, at such time when Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, on our stockholders acting by written consent;

  •
  prohibitions on our stockholders calling special meetings of stockholders or filling vacancies on our board of directors;

  •
  the requirement, at such time when Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, that our stockholders must obtain a super-majority vote to amend or repeal our amended and restated certificate of incorporation or bylaws;

  •
  change of control provisions in our credit agreement, which provide that a change of control will constitute an event of default and, unless waived by the lenders, will result in the acceleration of the maturity of all indebtedness under the credit agreement; and

  •
  change of control provisions in our 2006 Equity Incentive Plan, which provide that a change of control may accelerate the vesting of all outstanding stock options, stock appreciation rights and restricted stock.

        We also are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits us from engaging in any business combination with any interested stockholder, as defined in that section, for a period of three years following the date on which that stockholder became an interested stockholder. This provision does not apply to Thermo, which became our principal stockholder prior to our initial public offering.

        These provisions also could make it more difficult for you and our other stockholders to elect directors and take other corporate actions, and could limit the price that investors might be willing to pay in the future for shares of our common stock.

We are controlled by Thermo, whose interests may conflict with yours.

        As of December 31, 2007, Thermo owned approximately 62% of our outstanding common stock. Thermo is able to control the election of all of the members of our board of directors and the vote on substantially all other matters, including significant corporate transactions such as the approval of a merger or other transaction involving our sale.

        We have depended substantially on Thermo to provide capital to finance our business. In 2006 and 2007, Thermo Funding purchased an aggregate of $200 million of our common stock at prices substantially above market. On December 17, 2007, Thermo Funding assumed all of the obligations and was assigned all of the rights (other than indemnification rights) of the administrative agent and the lenders under our amended and restated credit agreement. As of December 31, 2007, we were indebted to Thermo Funding under this credit agreement in the amount of $50 million, and we borrowed the remaining $100 million available under this credit agreement in January and February, 2008. These loans are secured by a first lien on the assets of Globalstar and its domestic subsidiaries, other than our FCC licenses. Thermo is not obligated to provide any additional capital to us.

        Thermo is controlled by James Monroe III, our chairman and chief executive officer. Through Thermo, Mr. Monroe holds equity interests in, and serves as an executive officer or director of, a diverse group of privately-owned businesses not otherwise related to us. Although Mr. Monroe receives no compensation from us, he has advised us that he intends to devote whatever portion of his time is necessary to perform his duties as our chairman and chief executive officer. We do reimburse Thermo and Mr. Monroe for certain expenses they incur in connection with our business.

        The interests of Thermo may conflict with the interests of our other stockholders. Thermo may take actions it believes will benefit its equity investment in us or loans to us even though such actions might not be in your best interests as a holder of our common stock.

As a "controlled company," as defined in the NASDAQ Marketplace Rules, we qualify for, and rely on, exemptions from certain corporate governance requirements.

        Thermo owns common stock representing more than a majority of the voting power in election of our directors. As a result, we are considered a "controlled company" within the meaning of the corporate governance standards in the NASDAQ Marketplace Rules. Under these rules, a "controlled company" may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its board of directors consist of independent directors, the requirement that it have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities and the requirement that it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities. We have elected to be treated as a controlled company and thus utilize these exemptions. As a result, we do not have a majority of independent directors nor so we have compensation and nominating/corporate governance committees consisting entirely of independent directors. Accordingly, you do not have the same protection afforded to stockholders of companies that are subject to all of the NASDAQ Marketplace corporate governance requirements.

Our pre-emptive rights offering, which we intend to commence in the future, is not in strict compliance with the technical requirements of our prior certificate of incorporation.

        Our certificate of incorporation as in effect when we entered into the irrevocable standby stock purchase agreement with Thermo Funding provided that stockholders who are accredited investors (as defined under the Securities Act) were entitled to pre-emptive rights with respect to the transaction with Thermo Funding. We intend to offer our stockholders as of June 15, 2006 who are accredited investors the opportunity to participate in the transaction contemplated by the irrevocable standby stock purchase agreement with Thermo Funding on a pro rata basis on substantially the same terms as Thermo Funding. Some of our stockholders could allege that the offering does not comply fully with the terms of our prior certificate of incorporation. Although we believe any variance from the requirements of our former certificate of incorporation is immaterial and that we had valid reasons for delaying the pre-emptive rights offering until after our initial public offering, a court may not agree with our position if these stockholders allege that we have violated their pre-emptive rights. In that case, we can not predict the type of remedy the court could award such stockholders.

The pre-emptive rights offering, which we are required to make to our existing stockholders, will be done on a registered basis, and may negatively affect the trading price of our stock.

        The pre-emptive rights offering will be made pursuant to a registration statement filed with, and potentially reviewed by, the SEC. After giving effect to waivers that we have already received, up to 785,328 shares of our common stock may be purchased if the pre-emptive rights offering is fully subscribed. Such shares may be purchased at approximately $16.17 per share, regardless of the trading price of our common stock. The nature of the pre-emptive rights offering may negatively affect the trading price of our common stock.

Risks Related to Debt Securities

If an active trading market does not develop for a series of Debt Securities sold pursuant to this prospectus, you may be unable to sell any such Debt Securities or to sell any such Debt Securities at a price that you deem sufficient.

        Unless otherwise specified in an accompanying prospectus supplement, any Debt Securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any Debt Securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of Debt Securities may advise us that they intend to make a market in those Debt Securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

  •
  that a market for any series of Debt Securities will develop or continue;

  •
  as to the liquidity of any market that does develop; or

  •
  as to your ability to sell any Debt Securities you may own or the price at which you may be able to sell your Debt Securities.

Holders of any Debt Securities sold pursuant to this prospectus may be effectively subordinated to all of our secured indebtedness.

        Holders of our secured indebtedness, including the indebtedness under our secured credit facility, have claims with respect to all or virtually all of our assets constituting collateral for their indebtedness. These claims will be prior to the claims of any Debt Securities sold pursuant to this prospectus. In the event of a default on any Debt Securities or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on Debt Securities sold pursuant to this prospectus. Accordingly, the secured indebtedness would effectively be senior to any series of Debt Securities to the extent of the value of the collateral securing the indebtedness. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the Debt Securities issued pursuant to this prospectus and the holders of other claims against us with respect to our other assets.

 USE OF PROCEEDS

        Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus to pursue our business strategy and for general corporate purposes, which may include capital expenditures relating to procuring and deploying our second-generation satellite constellation and related ground facilities, acquiring independent gateway operators and increasing our working capital. We have not determined the amount of net proceeds from the sale of any of the securities that may be offered pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, investment grade, interest bearing securities.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated.

Years Ended December 31,
2003	2004	2005	2006	2007
*	*	51.65	6.38	*

*
Ratio of earnings to fixed charges is less than 1:1. The excess of fixed charges over earnings for those years was as follows: 2003—$266.3 million, 2004—$3.9 million and 2007—$25.3 million

        The ratios were computed by dividing earnings by fixed charges. For this purpose:

•
The term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense.

•
The term "earnings" is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) the company's share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized and (b) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that the Company accounts for using the equity method of accounting.

DESCRIPTION OF DEBT SECURITIES

        The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and U.S. Bank, National Association (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

        The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

        Unless the Debt Securities are guaranteed by our subsidiaries, the rights of Globalstar and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiaries' creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

        We have summarized selected provisions of the Indentures we will enter into below. The summary is not complete and is qualified in its entirety by reference to all the provisions of the Indentures and any supplemental indenture to a particular series of Debt Securities. The Indentures will be qualified under the Trust Indenture Act of 1939, as amended. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or with the prospectus supplement under which the Debt Securities are issued, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

        Words and phrases capitalized but not defined under "Description of Debt Securities" have the respective meanings ascribed to them in the Indentures.

General

        The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

        The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

        The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

(1)
the title of the Debt Securities;

(2)
whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)
any limit on the aggregate principal amount of the Debt Securities;

(4)
the dates on which the principal of the Debt Securities will be payable;

(5)
the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(6)
the places where payments on the Debt Securities will be payable;

(7)
any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(8)
any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(9)
the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(10)
whether the Debt Securities are defeasible;

(11)
any addition to or change in the Events of Default;

(12)
whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(13)
any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(14)
any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (as it may be supplemented or amended from time to time),

        Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof ("Original Issue Discount Securities"), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

        The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution with respect to that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

        The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

        The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

        The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "—Legal Defeasance and Covenant Defeasance."

Conversion or Exchange Rights

        The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of Holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by Holders of such series of Debt Securities would be subject to adjustment.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

        At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

        Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

        If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

        Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

        Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)
the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)
we determine in our sole discretion that the Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities; or

(3)
other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

        All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

        As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

        Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or our respective agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated loan may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

        All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

        Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any Person, and shall not permit any other Person to consolidate with or merge into us, unless:

(1)
either: (i) we are the surviving corporation or (ii) the Person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the Debt Securities and under the Indentures pursuant to agreements reasonably satisfactory to the Trustee;

(2)
immediately before and after giving pro forma effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)
several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

Events of Default

        Unless otherwise specified in the prospectus supplement, it is anticipated that each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)
failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)
failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)
failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)
failure to perform or comply with the provisions described under "—Consolidation, Merger and Sale of Assets";

(5)
failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture; and

(6)
certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

        If an Event of Default (other than an Event of Default with respect to Globalstar, Inc. described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Globalstar, Inc. described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see "—Modification and Waiver" below.

        Subject to the provisions in the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

        No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)
such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)
the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3)
the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

        We will be required to furnish to each Trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

        Unless otherwise specified in the prospectus supplement, modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)
change the Stated Maturity of the principal of, or time for payment of any installment of principal of or interest on, any Debt Security;

(2)
reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

(3)
reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof:

(4)
change the place or the coin or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)
impair the right to institute suit for the enforcement of any payment due on any Debt Security;

(6)
modify the subordination provisions in the case of Subordinated Debt Securities;

(7)
reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(8)
reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(9)
modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.

        The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

        Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)
the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)
the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will he deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(3)
certain Debt Securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding.

        Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)
either:

(a)
all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

  and in either case we have irrevocably deposited with the Trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity or redemption date;

(2)
we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)
we have delivered an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

        If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the Indentures relating to defeasance and discharge of indebtedness, which we call "legal defeasance," relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

        Legal Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)
we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)
no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit;

(3)
such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)
we must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by us with the intent of preferring the Holders of the Debt Securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

(5)
we must deliver to the Trustee an Officer's Certificate stating that all conditions precedent set forth in (1), (2), (3), (4) or (6), as applicable, have been complied with;

(6)
in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and

(7)
we have delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth in (1), (3) or (4) above have been complied with.

        Covenant Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4), (5), (6) and (7) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would he sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. in such case, we would remain liable for such payments.

Notices

        Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

        We, the Trustees and any of our respective agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation which is incorporated in this prospectus by reference to our registration statement on Form S-1, Amendment No. 5 filed October 27, 2006, and by our bylaws which are incorporated in this prospectus by reference to our quarterly report on Form 10-Q for the quarter ended September 31, 2006.

        Until March 17, 2006, we operated as a Delaware limited liability company. As such the rights of our members were governed by the Delaware Limited Liability Company Act and the provisions of our limited liability company agreement which reflected various negotiations and agreements among Thermo, the creditors of Old Globalstar and others. The limited liability company agreement expressly permitted our conversion into a Delaware corporation provided that various provisions of the limited liability company agreement, including those dealing with election of directors, voting rights, preemptive rights and "tag along" rights, were incorporated into our certificate of incorporation. On March 17, 2006, we converted into a Delaware corporation. Our certificate of incorporation authorized the issuance of three series of common stock consisting of 300 million shares of Series A common stock, 20 million shares of Series B common stock and 480 million shares of Series C common stock. Each series of common stock had equivalent dividend and liquidation rights, but differing voting rights with respect to the election of directors, amendments to the certificate of incorporation and approval of certain transactions. Thermo held all of the Series C common stock, which entitled it to elect a majority of our directors. As required by our limited liability company agreement, our certificate of incorporation also restricted transfer of our common stock without approval of our board, granted all stockholders who were accredited investors pre-emptive rights to purchase shares of common stock if we issued additional shares of common stock, subject to certain exceptions, and entitled minority stockholders to participate in certain sales of a majority interest in our stock. The certificate also required that our stock be registered under the Exchange Act by October 13, 2006, which date subsequently was extended until December 31, 2006.

Amendment and Restatement of Certificate of Incorporation and Bylaws

        In October 2006, our stockholders adopted an amended and restated certificate of incorporation and amended and restated bylaws which became effective on October 25, 2006. Pursuant to our amended and restated certificate of incorporation:

  •
  all shares of our common stock of each series were combined into one series of common stock;

  •
  each outstanding share of common stock of each series was converted automatically into one share of common stock;

  •
  all special voting rights pertaining to any series of common stock as described above were abolished;

  •
  pre-emptive rights and other special provisions described above terminated, except for the rights under the pre-emptive rights offering to stockholders as of June 15, 2006 in connection with the irrevocable standby stock purchase agreement with Thermo Funding; and

  •
  in addition to 800 million shares of common stock, we became authorized to issue up to 100 million shares of preferred stock of one or more classes or series, as described below.

        Additionally, immediately after the filing of our amended and restated certificate of incorporation, a stock dividend affecting the six-for-one split of our common stock, which had been pre-approved by our board of directors, became effective.

        The following summary of the material terms and provisions of our capital stock is qualified in its entirety by reference to the forms of our amended and restated certificate of incorporation and bylaws, copies of which may be obtained upon request. See "Where You Can Find Additional Information."

Common Stock

        General.    We are authorized to issue 800 million shares of common stock, par value $0.0001 per share. All outstanding shares of common stock are, and all shares of common stock to be issued upon exercise of any warrants offered hereby will be, fully-paid and nonassessable. As of March 4, 2008, we had 294 stockholders of record.

        Dividends.    Subject to preferences that may be granted to holders of any preferred stock and restrictions under our credit agreement, the holders of our common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.

        Voting Rights.    Each share of common stock entitles its holder to one vote on all matters to be voted on by the stockholders. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority or, in the case of the election of directors, by a plurality, of the votes present in person or by proxy and entitled to vote.

        Preemptive Rights.    Holders of common stock do not have preemptive rights with respect to the issuance and sale by the company of additional shares of common stock or other equity securities of the company.

        Liquidation Rights.    Upon dissolution, liquidation or winding-up, the holders of shares of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

        Our board of directors has the authority, without further action of our stockholders, to issue up to 100 million shares of preferred stock, par value $0.0001 per share, in one or more series, to determine the number of shares constituting and the designation of each series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, which may include dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences.

        There are no restrictions on the repurchase or redemption of preferred stock by the Company in the event of any arrearage in the payment of dividends or sinking fund installments.

        The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control.

        No shares of our preferred stock are outstanding. We have no current plans to issue any shares of preferred stock.

Anti-takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws and of Delaware General Corporation Law

        The provisions of the Delaware General Corporation Law and our amended and restated certificate of incorporation and bylaws summarized below may have the effect of discouraging, delaying or preventing a hostile takeover, including one that might result in a premium being paid over the market price of our common stock, and discouraging, delaying or preventing changes in the control or management of the Company.

  Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws provide that:

  •
  if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

  •
  if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, the approval of holders of 66 2/3% of the shares then entitled to vote in the election of directors will be required to adopt, amend or repeal our amended and restated certificate of incorporation or bylaws;

  •
  our board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

  •
  our board of directors are divided into three classes of service with staggered three-year terms, meaning that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

  •
  our board of directors is authorized to issue preferred stock without stockholder approval;

  •
  if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, directors may only be removed for cause by the holders of 66 2/3% of the shares then entitled to vote in the election of directors; and

  •
  we will indemnify directors and certain officers against losses they may incur in connection with investigations and legal proceedings resulting from their service to us, which may include services in connection with takeover defense measures.

        The anti-takeover and other provisions of our certificate of incorporation and by-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

  Delaware General Corporation Law

        We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an "interested stockholder" for three years after the person becomes an interested stockholder unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Except as otherwise specified in Section 203, an "interested stockholder" is defined to include (a) any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (b) the affiliates and associates of any such person. Thermo is not an "interested stockholder" because it acquired more than 15% of our outstanding stock prior to the completion of our IPO.

        For purposes of Section 203, the term "business combinations" includes mergers, consolidations, asset sales or other transactions that result in a financial benefit to the interested stockholder and transactions that would increase the interested stockholder's proportionate share ownership of our company.

        Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with us. Although our stockholders have the right to exclude us from the restrictions imposed by Section 203, they have not done so. Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, because the requirement stated above regarding stockholder approval would be avoided if a majority of the directors approves, prior to the time the party became an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Limitation of Liability of Directors

        Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

  •
  for any transaction from which the director derived an improper personal benefit.

Listing

        Our common stock is listed on The NASDAQ Global Select Market under the trading symbol "GSAT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities, Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

  (1)
  the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

  (2)
  the date on which the right to exercise the warrants commences and the date on which such right expires (the "Expiration Date");

  (3)
  United States federal income tax consequences applicable to the warrants;

  (4)
  the amount of the warrants outstanding as of the most recent practicable date; and

  (5)
  any other terms of the warrants.

        Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

        Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

        We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the common shares by broker-dealers;

  •
  sell common shares short themselves and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

  •
  loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        There is currently no market for any of the securities, other than the shares of common stock listed on The NASDAQ Global Select Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could he discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the Debt Securities on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular Debt Securities will be described in the applicable prospectus supplement.

        Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters' obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through The NASDAQ Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

        Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

        If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

        Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering, will be conducted in accordance with NASD Conduct Rule 2710(h).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 LEGAL MATTERS

        Our legal counsel, Taft Stettinius & Hollister LLP, Cincinnati, Ohio, will pass upon certain legal matters in connection with certain of the offered securities.

EXPERTS

        The consolidated financial statements of Globalstar, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and Globalstar, Inc.'s effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Crowe Chizek and Company LLP, independent registered public accounting firm, as experts in accounting and auditing.

$55,000,000

Globalstar, Inc.

8.00% Convertible Senior Unsecured Notes

and Warrants to Purchase up to 15,277,771 Shares of Common Stock

PROSPECTUS SUPPLEMENT

LAZARD CAPITAL MARKETS

June 16, 2009